SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________

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Southwest Gas Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Southwest Gas
HOLDINGS

2019 Proxy Statement

Notice of 2019 Annual Meeting of Shareholders

To Be Held on May 2, 2019

March 22, 2019

Dear Shareholder:
You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Holdings, Inc. scheduled to be held on Thursday, May 2, 2019, at Cili Restaurant at Bali Hai Golf Club, 5160 Las Vegas Blvd. South, Las Vegas, Nevada 89119, commencing at 3:00 p.m. PDT. Your Board of Directors looks forward to greeting personally those shareholders able to attend.
The Notice of Annual Meeting of Shareholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting. Your Board of Directors asks you to support the director nominees and to follow its recommendations with respect to the other proposals set forth in the Proxy Statement, which include increasing the authorized shares of Company common stock and approving the Company’s reincorporation from California to Delaware.
It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote, as instructed in the Notice of Internet Availability of Proxy Materials or proxy card, via the internet, by telephone or on the proxy card, as promptly as possible. If you received only a notice in the mail or by email, you may also request a paper proxy card to submit your vote by mail, if you prefer. However, we encourage you to vote via the internet or by telephone because it is more convenient, conserves natural resources and reduces printing costs and postage fees.
Your interest and participation in the affairs of our company are greatly appreciated.
Sincerely yours,

John P. Hester
President and Chief Executive Officer

5241 Spring Mountain Road Las Vegas, Nevada 89150
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 22, 2019
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Holdings, Inc. ("we," "us" or the “Company”) will be held on Thursday, May 2, 2019, at 3:00 p.m. PDT, at Cili Restaurant at Bali Hai Golf Club, 5160 Las Vegas Blvd. South, Las Vegas, Nevada 89119, for the following purposes:

(1)	To elect eleven directors of the Company;

(2)	To consider and act upon a proposal to amend the Articles of Incorporation of the Company to increase the authorized shares of Common Stock from 60,000,000 to 120,000,000 shares;

(3)	To consider and act upon a proposal to approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary;

(4)	To approve, on a non-binding advisory basis, the Company’s executive compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2019;

(6)
To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3; and

(7)	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company established March 5, 2019 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Please review the proxy statement and vote, at your earliest convenience, using any of the following methods:
(	Call the phone number listed on your proxy card to vote BY TELEPHONE
:	Visit the website listed on your proxy card to vote VIA THE INTERNET
-	Sign, date and return your proxy card in the enclosed postage-paid envelope to vote BY MAIL
I	Attend the meeting to vote IN PERSON
Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting.
By Order of the Board of Directors
Karen S. Haller
Executive Vice President/Chief Legal and
Administrative Officer and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on
May 2, 2019: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. On or about March 22, 2019, we are sending an important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to certain of our shareholders of record, and we are sending a paper copy of the proxy materials to employee plan participants and those shareholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notice.

In accordance with SEC rules, you may access our Notice and Proxy Statement, our 2018 Annual Report to Shareholders, and our form of proxy at www.proxypush.com/swx, which provides for anonymous access as required by the SEC. The Notice of Internet Availability also includes instructions for shareholders to request, at no charge, a printed copy of these materials. In addition, our Notice and Proxy Statement and 2018 Annual Report are available at www.swgasholdings.com/proxymaterials.

Southwest Gas Holdings 2019 Notice and Proxy

Page
Mechanics and Consequences of Reincorporation	25
Effectiveness of Reincorporation	26
Significant Differences Between the Charters and Bylaws of Southwest Gas California and Southwest Gas Delaware and Between the Corporate Laws of California and Delaware	26
Interest of the Company's Directors and Executive Officers in the Reincorporation	31
Certain U.S. Federal Income Tax Consequences	32
Vote Required	33

Executive Compensation	34

Compensation Discussion and Analysis	34
Executive Summary	34
Compensation Program Objectives, Key Considerations and Principles	36
Compensation Program Administration	37
How We Determine Amounts Paid For Each Element of Compensation Program	38
Consideration of 2018 Say-on-Pay Vote	39
Details of Compensation Program	39
Analysis of Risk in Company Executive Compensation Policies	47
Deductibility of Compensation	48

Compensation Committee Report	48

Southwest Gas Holdings 2019 Notice and Proxy

LOCATION OF 2019
SOUTHWEST GAS HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Spring Mountain Rd.
Industrial Rd.
Sands Ave.
E. Twain Ave.
TI
The Mirage
Caesars Palace
N
Flamingo Rd.
UNLV
Tropicana Ave.
Excalibur
Hacienda Ave.
Mandalay Bay Rd.
Las Vegas Blvd.
Paradise Rd.
Russell Rd.
McCarran Airport
cili
Bali Hai
Decatur Blvd.
Interstate 15
215
Town Square
Sunset Rd.
Dean Martin Dr.
Las Vegas Blvd.

Tropicana Ave.
N
Interstate 15
Las Vegas Blvd. (The Strip)
Mandalay Bay Resort
McCarran Airport
Russell Rd.
cili
215
Bali Hai
GOLF CLUB
Sunset Rd.

Complimentary valet parking is available.
Self-parking is on your right as you enter
the Bali Hai Golf Club grounds.

The meeting will be held in the **Cili Restaurant**.

M-1

PROXY STATEMENT

 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 2, 2019

GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. ("we," "us," or the “Company”) for the 2019 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Thursday, May 2, 2019, at 3:00 p.m. PDT, at Cili Restaurant at Bali Hai Golf Club, 5160 Las Vegas Blvd. South, Las Vegas, Nevada 89119.
We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) and making this Proxy Statement, a form of Proxy Card and our 2018 Annual Report to Shareholders available to shareholders on our website at www.swgasholdings.com/proxymaterials on or about March 22, 2019. We also will be mailing these materials to certain shareholders and to those shareholders who request paper or e-mail copies of the proxy materials on or about March 22, 2019.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders and described in these materials, including:

▪	The election of eleven directors of the Company;

▪	To approve an increase in the authorized shares of Company Common Stock from 60,000,000 to 120,000,000 shares;

▪	The approval of the Company's reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary;

▪	The approval, in a non-binding advisory vote, of the Company's executive compensation;

▪	The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2019;

▪
To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3; and

▪	The transaction of other business, if properly presented at the meeting.
Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 5, 2019, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any adjournment or postponement of the meeting.
If you wish to vote in person at the Annual Meeting, you must provide proof of identification, e.g., driver’s license, state picture identification or passport.
How many votes do I have?

You have one vote for each share of the Company’s common stock (“Common Stock”) you owned as of the record date for the Annual Meeting.

1 Southwest Gas Holdings 2019 Notice and Proxy

How do I vote?

If your shares are registered directly in your name, you are the holder of record of those shares and can vote your shares either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

▪	Vote over the internet at www.proxypush.com/swx by following the instructions provided in the Notice or Proxy Card;

▪	Vote by telephone by calling toll-free 1-866-883-3382 on a touch-tone telephone and following the instructions as prompted; or

▪
Request and complete a Proxy Card, sign it and return it in the postage-paid envelope that will be provided to you. The Notice has instructions on how to request a Proxy Card if you did not receive printed materials.

 If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares, and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions provided by your broker or to vote in person at the Annual Meeting. Shares held in street name may be voted in person at the Annual Meeting only if the shareholder obtains a legal proxy from the broker that holds the shares giving the shareholder the right to vote the shares.
If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. If you do not direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.
Can I revoke or change my vote?

Yes, a record holder can revoke or change a vote at any time prior to the voting of shares at the Annual Meeting by (a) casting a new vote by telephone or over the internet; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to May 1, 2019, by mail to EQ Shareowner Services, Southwest Gas Holdings, Inc., P.O. Box 64945, Saint Paul, MN 55164-0945; or (d) voting in person at the Annual Meeting. If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote.
What are the Board’s recommendations?

The Board’s recommendations are set forth within the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

▪	FOR the election of the nominated slate of directors (see Proposal 1);

▪	FOR increasing the authorized shares of Company Common Stock from 60,000,000 to 120,000,000 shares (see Proposal 2);

▪	FOR the approval of the Company's reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (see Proposal 3);

▪	FOR the approval, on an advisory basis, of the Company's executive compensation (see Proposal 4);

▪	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 (see Proposal 5); and

▪
FOR the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (see Proposal 6).

How many votes must be present to hold the Annual Meeting?

In order to conduct business at the Annual Meeting, the holders of a majority of the shares of Common Stock entitled to vote must be represented in person or by proxy at the meeting. This is called a quorum. As of the close of business on the record date, 53,108,242 shares of Common Stock were outstanding. Therefore, the presence, in person or by proxy, of the holders of at least 26,554,122 shares of Common Stock will be required to establish a quorum at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the votes considered to be present at the meeting.

Southwest Gas Holdings 2019 Notice and Proxy 2

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is considered a “non-routine” matter. Similarly, the proposals to approve the Company's reincorporation from California to Delaware, to approve the Company's executive compensation (on a non-binding, advisory basis) and to approve adjournment of the Annual Meeting are considered “non-routine” matters. Therefore, beneficial owners who hold their shares in street name must provide voting instructions to their brokers in order for their broker to vote their shares on these matters. The increase in authorized shares of Company Common Stock and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 are each considered a “routine” matter, and brokers will have discretionary authority to vote on these matters without any instructions from the beneficial owners.
What vote is required to approve each Proposal?

The eleven nominees for director who receive the highest number of votes "FOR" their election will be elected as directors. This is called a "plurality vote". However, our Board has adopted a Majority Voting Policy, which is reflected in our Corporate Governance Guidelines. Pursuant to this policy, any director who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" his or her election must promptly submit his or her resignation to the Board following the certification of the election results. For more details of our majority voting policy, see “GOVERNANCE OF THE COMPANY—Majority Voting Policy” below.
The affirmative vote of a majority of the shares outstanding on the record date (March 5, 2019) is necessary to approve the increase in the authorized number of shares of Company Common Stock to 120,000,000 shares and the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary.
The affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is necessary to ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2019; to approve, on an advisory basis, the Company’s executive compensation; and to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies. Although the result of the vote to approve executive compensation is non-binding, the Board will consider the outcome of the vote when making future executive compensation decisions.
How are my votes counted?

▪
Election of Directors: You may vote “FOR all nominees (except as marked)” or “WITHHELD from all nominees.” If you mark “FOR all nominees (except as marked),” your votes will be counted for all of the director nominees you do not mark. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the election of directors.

▪
Approval to Increase Authorized Shares of Company Common Stock: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the increase of authorized shares of Company Common Stock. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum but will be treated as voting “AGAINST” approval of the proposal.

▪
Approval of the Company’s Reincorporation from California to Delaware: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum but will be treated as voting “AGAINST” approval of the proposal.

▪
Advisory Vote to Approve Executive Compensation: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the advisory vote to approve the Company's executive compensation. The result of this vote is non-binding. However, the Board will consider the outcome of the vote when making future executive compensation decisions. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the approval of this proposal.

▪
Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.

3 Southwest Gas Holdings 2019 Notice and Proxy

▪
Approval of Adjournment of the Annual Meeting, if Necessary, to Solicit Additional Proxies: You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the approval of adjournment of the Annual Meeting, if necessary, to solicit additional proxies. Abstentions and broker non-votes will not be counted as votes cast and will, therefore, have no effect on the approval of this proposal.

We will appoint an inspector of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company shareholders.
What if I do not vote for any or all of the matters listed on my Proxy Card?

As a shareholder of record, if you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, "FOR" approval of the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock, "FOR" approval of the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary, “FOR” the advisory vote to approve executive compensation, “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019, and "FOR" the approval of the adjournment of the Annual Meeting, if you have not voted otherwise on a particular proposal. With respect to any other matter that properly comes before the Annual Meeting, Michael J. Melarkey and José A. Cárdenas, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.
Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

▪
Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all routine matters scheduled to come before the Annual Meeting. For “non-routine” matters, your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your shares will be considered broker non-votes. The election of directors, the proposal to approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary, the advisory vote to approve executive compensation and the proposal to approve adjournment of the Annual Meeting to solicit additional proxies are considered “non-routine” matters, and in order to vote on these matters, you will need to instruct your broker on how to vote your shares. The increase in authorized shares of Company Common Stock and the ratification of the selection of the Company’s independent registered public accounting firm are considered “routine,” and your broker will have the discretion to vote your shares unless you provide voting instructions.

▪
Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Are proxy materials available on the internet?

Complete copies of the Notice of 2019 Annual Meeting of Shareholders, this Proxy Statement and the 2018 Annual Report to Shareholders are available at www.swgasholdings.com/proxymaterials.
Why did I receive a Notice instead of a full set of the proxy materials?

The Securities and Exchange Commission (“SEC”) rules allow us to furnish our proxy materials via the internet. Accordingly, we sent to the majority of our shareholders a Notice for this year’s Annual Meeting of Shareholders. Instructions on how to access the proxy materials via the internet or to request a paper or e-mail copy can be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or e-mail on an ongoing basis by submitting a request to us at either www.investorelections.com/swx or www.swgasholdings.com/proxymaterials. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates it. If multiple shareholders reside at the same address, each shareholder will receive their own proxy materials, unless the shareholder instructs otherwise.

Southwest Gas Holdings 2019 Notice and Proxy 4

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who is soliciting my proxy?

Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation. Morrow Sodali LLC (“Morrow”), 470 West Ave, Stamford, CT 06902 has been employed to assist in obtaining proxies from certain shareholders at an estimated cost of $9,000, plus certain expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you, if your shares are held in “street name.” Morrow will reimburse them for their expenses in providing the materials to you on our behalf. In addition, solicitation by our directors, officers or employees in person or by telephone, e-mail or facsimile may supplement solicitation of proxies. No additional compensation will be paid for such services.

5 Southwest Gas Holdings 2019 Notice and Proxy

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers and by reviewing reports and other materials provided to it by management at the Board and committee meetings.
Independence
The Board determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange ("NYSE") and included in our Corporate Governance Guidelines. Our guidelines require that the Board be comprised of a majority of independent directors, consistent with the NYSE rules. The Board determined that directors Boughner, Cárdenas, Chestnut, Comer, Hanneman, Lewis-Raymond, Mariucci, Melarkey, Thoman, Thomas and Thornton have no material relationships with the Company and are independent (“Independent Directors”). The Board also determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and matters above the Item 404 threshold which are authorized by Southwest Gas Corporation’s regulatory tariffs, are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code as it existed prior to the 2017 amendment. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.swgasholdings.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships, discussions with directors, and a review of Company payment histories.
In concluding that the directors listed above are independent, the Board reviewed transactions pursuant to which we purchased approximately $1.8 million in datacenter and communications-related products and services in 2018 from Switch, Inc. (NYSE: SWCH) or its subsidiaries (“Switch”). Director Thomas and certain members of his family have an equity interest in Switch, and director Thomas is a director of Switch, Inc. The Nominating and Corporate Governance Committee, excluding director Thomas, has reviewed the Switch transaction annually since 2011 under the Company’s policy for related person transactions, taking into account all relevant information, and has determined each year that director Thomas does not have a direct or indirect material interest in the transaction. The principal considerations in this determination are that the relationship with Switch was negotiated on an arm’s-length basis in the ordinary course of business, the transaction represents less than 1% of Switch’s annual revenues and director Thomas and his relatives and affiliates hold, collectively, a minority interest in Switch. Additionally, the committee considered the nature and scope of the relationship of director Thomas’ family with Switch, which does not involve any relative of director Thomas acting as an officer or employee of Switch or in any similar capacity. The transaction also represents less than 1% of our annual operations and maintenance expense. Based on the committee’s recommendation and its own review, the Board has determined that director Thomas is an Independent Director.
Board Meetings
The Board held five regular meetings in 2018 and an organizational meeting immediately following the 2018 Annual Meeting of Shareholders. Each incumbent director attended more than 75% of the Board and committee meetings on which he or she served during 2018. Non-management directors meet in executive session, without management present, at least four times a year, and the Independent Directors are expected to meet at least once a year. These sessions are presided over by Michael J. Melarkey, Chairman of the Board (the “Chair”), who is the current “Presiding Director.”

Southwest Gas Holdings 2019 Notice and Proxy 6

Board Leadership Structure

The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer. The Chair is elected annually, at the organizational meeting, by the full Board. Every three years or upon a Chair’s resignation, retirement, or failure to be reelected to the Board by shareholders, the Board conducts an in-depth assessment of potential candidates for that position. The Board believes that this leadership structure is the appropriate structure for the Company at this time because it allows the Board to exercise true independent oversight of management. It is the Board’s intention to reelect director Melarkey as Chair, subject to his reelection as a director at the Annual Meeting of Shareholders.
The Board believes the structure described above provides strong leadership for our Board, while positioning our Chief Executive Officer as the leader of the Company for our investors, counterparties, employees and other stakeholders. The Board believes that the current structure, which includes an independent Chairman serving as Presiding Director, helps ensure independent oversight over the Company and allows the Chief Executive Officer to focus his energies on management of the Company.
All members of the Board are independent, with the exception of the Chief Executive Officer. A number of the independent Board members are currently serving or have served as directors or as members of senior management of other public companies and large institutions. All of the Board committees are comprised solely of Independent Directors, each with a different Independent Director serving as Chair of the committee. The Board believes that the number of independent experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and its shareholders.
The Board recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its shareholders.

Risk Oversight

The entire Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.
Regulation by various state and federal utility regulatory commissions is one of the key risks that the Company's utility subsidiary faces. The limits imposed on Southwest Gas Corporation as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public). Other risks affecting the Company include risks associated with credit, liquidity, cybersecurity and operational matters and have evolved with changes in the natural gas distribution and utility infrastructure services industries.
The Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk and operational risk. Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements. Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery. Operational risks are addressed in the review of operating budgets, key performance indicators and regulatory compliance requirements, including pipeline safety requirements. Cybersecurity is a priority that is regularly addressed by the Board with the relevant functional leaders of the Company. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas. Oversight responsibility rests with the full Board and is not assigned to any of the Board committees.

Board and Management Approach to Sustainability

The Company strives to make a positive impact on our employees, customers and the environment, and we are dedicated to improving energy efficiency, protecting the environment, and supporting our communities.  We have been implementing sustainable business practices in key aspects of our operations, with a goal of refining these practices and rolling them out to the entire Company over time. For example, in 2019, Southwest Gas Corporation released its Sustainability Report, reporting on the sustainable practices in our utility operations, among other things. In addition to demonstrating our ongoing commitment to sustainable and responsible business practices, the Sustainability Report also

7 Southwest Gas Holdings 2019 Notice and Proxy

highlights our commitment to providing assistance to local communities and customers in Southwest Gas Corporation's service territories.

Please visit our website at www.swgasholdings.com to view our Sustainability Report and future updates that we post as we roll out our sustainable business practices to other aspects of our business. The information on our website is not a part of or incorporated into this proxy statement.

Committees of the Board

The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The committees are composed solely of Independent Directors as outlined above. The table below shows the directors who are currently members or chairs of each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert L. Boughner	x		x
José A. Cárdenas	x		Chairman
Thomas E. Chestnut		x	x
Stephen C. Comer	x	Chairman
LeRoy C. Hanneman, Jr.*	x	x
John P. Hester
Jane Lewis-Raymond	x		x
Anne L. Mariucci		x	x
Michael J. Melarkey		x	x
A. Randall Thoman	Chairman	x
Thomas A. Thomas	x		x
Leslie T. Thornton	x	x
*Mr. Hanneman has attained retirement age, as specified in the Corporate Governance Guidelines, and will retire from Board service immediately prior to the 2019 Annual Meeting.

The Audit Committee, whose functions are discussed here and below under the caption “Audit Committee Information,” is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal control and financial reporting process. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Comer and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act. The Audit Committee held five meetings during 2018.
The Compensation Committee is responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee’s responsibilities, as outlined in its charter, can be delegated to subcommittees made up of committee members. The committee receives recommendations from management on the amount and form of executive and director compensation, and the committee has the ability to directly employ consultants to assess the executive compensation program and director compensation, which it routinely does. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement. The Compensation Committee held four meetings during 2018.
The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices and committee structures; and developing the criteria for the selection of directors. The committee

8 Southwest Gas Holdings 2019 Notice and Proxy

will consider director candidates suggested by shareholders. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to the Board corporate governance principles and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee held five meetings during 2018.
The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at www.swgasholdings.com. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Las Vegas, NV 89150.

Selection of Directors

We believe the Board should be composed of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors that will be considered in the selection process include the following:

▪	Independence from management;

▪	Diversity, age, education and geographic location;

▪	Knowledge and business experience;

▪	Integrity, leadership, reputation and ability to understand the Company’s business;

▪	Existing commitments to other businesses and boards; and

▪	The current number and competencies of our existing directors.
We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. Neither the Nominating and Corporate Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor.
The Nominating and Corporate Governance Committee will consider director candidates suggested by shareholders by applying the criteria for candidates described above and considering the additional information referred to below. Shareholders who would like to suggest a director candidate should write to the Company’s Corporate Secretary and include:

▪	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

▪	The name of and contact information for the candidate;

▪	A statement of the candidate’s business and educational experience;

▪	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

▪	A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;

▪	Detailed information about any relationship or understanding between the proposing shareholder and the candidate;

▪	Information on the candidate’s share ownership in the Company; and

▪	The candidate’s written consent to being named a nominee and serving as a director, if elected.
The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates. When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. As candidates are identified, their qualifications are reviewed in light of the selection criteria outlined above. Whether any of such candidates are selected depends upon the current director composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Succession Planning” below).
Shareholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. In order to make such a nomination, a shareholder is required to include in the written notice the following:

9 Southwest Gas Holdings 2019 Notice and Proxy

▪
As to each person whom the shareholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;

▪	Each person’s written consent to being named a nominee and serving as a director, if elected;

▪	The name and address of the proposing shareholder or beneficial owner; and

▪	The class and number of shares of the Common Stock held directly or indirectly by the proposing shareholder.
All candidates for the Board also may be required to complete a director questionnaire provided by the Company.
The foregoing summary of the Company's shareholder director nomination procedure is not complete and is qualified in its entirety by reference to the full text of the Company's Bylaws that have been publicly filed with the SEC and are available at www.sec.gov.

Board Evaluation and Director Succession Planning

Each year, the Board and its committees conduct self-evaluations of their respective performances. These processes are overseen by the Nominating and Corporate Governance Committee and are reviewed annually to ensure that they are effective and that all appropriate feedback is being sought and obtained. As part of the Board’s most recent self-evaluation process, the directors considered various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness of changes.
Annual evaluations are a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members and the needs of the Board and its committees at the time. Recent succession planning discussions have focused on the size and composition of the Board, including Board diversity, and anticipated director retirements.
Given the importance of recruiting qualified, independent directors to serve as directors of the Company, the Board believes that it is prudent to conduct an organized search for potential director candidates in order to preserve the high quality of the Board and maintain its diversity of experience. Following the 2016 annual meeting of shareholders, director Cárdenas was named Chairman of the Nominating and Corporate Governance Committee to lead the execution of our succession plans over the course of the next several years. In 2018, the process led to the selection of two new directors, Jane Lewis-Raymond and Leslie T. Thornton, who began Board service on January 1, 2019.

Majority Voting Policy

The Company’s Corporate Governance Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives a greater number of votes “withheld” from his or her election than votes “FOR” his or her election (a “Majority Withheld Vote”), the director nominee must promptly tender his or her resignation to the Board following certification of the shareholder vote.
The Nominating and Corporate Governance Committee must promptly consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

▪	the stated reasons, if any, why shareholders withheld their votes and whether they can be cured;

▪	the director’s tenure;

▪	the director’s qualifications;

▪	the director’s past and expected future contributions to the Company; and

▪	the overall composition of the Board.

Southwest Gas Holdings 2019 Notice and Proxy 10

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board may accept a director’s resignation or reject the resignation. Thereafter, the Company will promptly publicly disclose the Board's decision whether to accept or reject the tendered resignation and its rationale for rejecting the tendered resignation, if applicable.
If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Any director who tenders his or her resignation pursuant to this policy may not participate in the Nominating and Corporate Governance Committee's recommendation or the Board's decision to accept or reject the tendered resignation. If each member of the Nominating and Corporate Governance Committee receives a Majority Withheld Vote at the same election, then the Independent Directors who do not receive a Majority Withheld Vote must appoint another committee to consider any tendered resignations and recommend to the Board whether to accept such resignations.
Through this policy, the Board seeks to be accountable to all shareholders and to respect the rights of shareholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a Majority Withheld Vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. Accordingly, the Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or would otherwise adversely impact the Company.

Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of any transaction in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and any Director or Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Common Stock, or any immediate family members of the foregoing (each, a “Related Person”), had a direct or indirect material interest (“Related Person Transactions”). Under the Corporate Governance Guidelines, prior to entering into a potential Related Person Transaction, including transactions that involve less than $120,000, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel is involved in the transaction, the Chair of the Nominating and Corporate Governance Committee will assess the transaction. If it is determined that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Nominating and Corporate Governance Committee for review.
The Nominating and Corporate Governance Committee will approve and ratify the Related Person Transaction only if the committee determines that the transaction is not inconsistent with the best interests of the Company and may, in its discretion, impose any conditions it deems appropriate on the Company or the Related Person in connection with the Related Person Transaction.
Each transaction with a related person is unique and must be assessed on a case-by-case basis. The Company did not enter into any reportable Related Person transactions in 2018. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:

▪	The related person’s interest in the proposed transaction;

▪	The approximate dollar value of the amount involved in the proposed transaction;

▪	The approximate dollar value of the amount of the related person’s interest in the proposed transaction without regard to the amount of any profit or loss;

▪	Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;

▪	Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

▪	The purpose of, and the potential benefits to the Company from, the transaction;

▪
The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; and

▪
Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

11 Southwest Gas Holdings 2019 Notice and Proxy

Directors and Officers Share Ownership Guidelines

In order to better align the interests of management and the Board with those of all shareholders, the Company has adopted Common Stock ownership guidelines for directors and officers.
Each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill the requirement within five years of being elected to the Board. All non-employee directors are currently in compliance with these guidelines.
Each Company officer and each officer of Southwest Gas Corporation is required to accumulate Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above, and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Common Stock acquired from any stock option exercise or the vesting of restricted stock units or performance shares. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Common Stock held by the officer or his or her spouse in the Company’s 401(k) or Dividend Reinvestment Plan and restricted stock units which have been granted but are subject to time vesting requirements. Similar to the requirement for Company officers, certain senior officers of Centuri, including Centuri’s Chief Executive Officer, are required to defer cash compensation into a deferral plan account with returns based on Centuri’s financial performance. The target value in 2018 for Centuri’s Chief Executive Officer is three times base salary. Beginning in 2019 the target value will be two times base salary. Beginning in 2019, the Centuri Chief Executive Officer will be required to accumulate Company Common Stock with a target value equal to two times base salary.

Pledging, Hedging and Other Transactions in Company Securities

Our Insider Trading Policy prohibits directors and executive officers of the Company from pledging Company securities as collateral for a loan. Transactions by directors and executive officers in Company securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Company securities. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our shareholders.

Compensation Committee Interlocks and Insider Participation

Board members who served on the Compensation Committee during 2018 were directors Chestnut, Comer, Hanneman, Mariucci, Melarkey, and Thoman. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2018.

Director Attendance at Annual Meetings

We strongly support and encourage each member of our Board to attend our annual meeting of shareholders. Last year, all of the director nominees, except directors Lewis-Raymond and Thornton, who were not yet serving as directors, attended the 2018 Annual Meeting of Shareholders.

Communications with Directors

Any shareholder and other interested parties who would like to communicate with the Board, the Presiding Director or any individual director can write to:

Southwest Gas Holdings 2019 Notice and Proxy 12

Southwest Gas Holdings, Inc.
Corporate Secretary
5241 Spring Mountain Road
P.O. Box 98510
Las Vegas, Nevada 89193-8510
Depending on the subject matter, the Corporate Secretary will either:

▪	Forward the communication to the director or directors to whom it is addressed;

▪	Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or

▪	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of March 5, 2019.

Directors, Nominees & Executive Officers	No. of Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Common Stock
Robert L. Boughner	38,270		*
José A. Cárdenas	20,353		*
Thomas E. Chestnut	29,023		*
Stephen C. Comer	30,122	(2)	*
LeRoy C. Hanneman, Jr.(8)	27,672	(3)	*
John. P. Hester	60,909	(4)(5)	*
Jane Lewis-Raymond	1,710		*
Anne L. Mariucci	29,643		*
Michael J. Melarkey	32,290		*
A. Randall Thoman	24,416	(6)	*
Thomas A. Thomas	29,770		*
Leslie T. Thornton	1,710		*
Gregory J. Peterson	13,115		*
Paul M. Daily	—		*
Karen S. Haller	23,383	(5)(7)	*
Eric DeBonis	7,063		*

Other Executive Officers	69,701		*
All Directors and Executive Officers	439,150		0.83%
* Represents less than 1% of the issued and outstanding shares of the Company's Common Stock as of March 5, 2019.

(1)	Common Stock holdings listed in this column only include restricted stock units that are vested as of March 5, 2019 or those that are scheduled to vest within 60 days after that date.

13 Southwest Gas Holdings 2019 Notice and Proxy

(2)	The holdings include 5,127 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(3)	The holdings include 4,475 shares over which Mr. Hanneman has shared voting and investment control with his spouse through a family trust.

(4)	The holdings include 7,765 shares over which Mr. Hester’s spouse has voting and investment control.

(5)
Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Mr. Hester, Mr. Justin Brown, and Ms. Haller are trustees of the Foundation but disclaim beneficial ownership of the shares held by the foundation.

(6)	The holdings include 3,240 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.

(7)	The holdings include 996 shares over which Ms. Haller’s spouse has voting and investment control.

(8)
Mr. Hanneman has attained retirement age, as specified in the Corporate Governance Guidelines, and will retire from Board service immediately prior to the 2019 Annual Meeting and is therefore not a director nominee. The total for Mr. Hanneman includes 23,197 shares that will vest upon his retirement, which will be within 60 days of the record date (March 5, 2019).

Beneficial Owners. The following table discloses all Common Stock beneficially owned by anyone that the Company believes beneficially owns more than 5% of the Company's outstanding shares of Common Stock based solely on the Company's review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
BlackRock Inc.(1)	6,235,560	11.74%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(2)	5,353,726	10.08%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
T. Rowe Price Associates, Inc.(3)	3,013,031	5.67%
100 E. Pratt Street Baltimore, Maryland 21202

(1)	According to a Schedule 13G/A filed on January 31, 2019, BlackRock Inc. has sole voting power over 6,034,734 shares and sole dispositive power over all of the shares beneficially owned.

(2)
According to a Schedule 13G/A filed on February 11, 2019, The Vanguard Group, Inc. has sole voting power over 49,060 shares, shared dispositive power over 50,533 shares, and sole dispositive power over 5,303,193 of the shares beneficially owned.

(3)	According to a Schedule 13G filed on February 14, 2019, T. Rowe Price Associates, Inc. has sole voting power over 555,313 shares and sole dispositive power over all of the shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has procedures in place to assist directors and executive officers in complying with Section 16(a) of the Exchange Act, which includes the preparation of forms for filing. Based solely upon a review of filings with the SEC and written representations, the Company believes that all of our directors and executive officers complied during 2018 with the reporting requirements of Section 16(a) of the Exchange Act.

Southwest Gas Holdings 2019 Notice and Proxy 14

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)
General

The authorized number of directors is currently fixed at twelve, but due to the retirement of Mr. Hanneman immediately prior to the Annual Meeting, the number of directors of the Company will be eleven at the time of our Annual Meeting. At our Annual Meeting, shareholders will elect directors to hold office until the next annual meeting of shareholders or until their successors shall be elected and duly qualified.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Robert L. Boughner, José A. Cárdenas, Thomas E. Chestnut, Stephen C. Comer, John P. Hester, Jane Lewis-Raymond, Anne L. Mariucci, Michael J. Melarkey, A. Randall Thoman, Thomas A. Thomas, and Leslie T. Thornton to serve as directors of the Company. All of the nominees are independent under the NYSE corporate governance rules except for Mr. Hester. Each of the nominees, except Ms. Lewis-Raymond and Ms. Thornton, was elected to his or her present term of office by shareholders at our 2018 Annual Meeting. Ms. Lewis-Raymond and Ms. Thornton were elected by the Board and began service on January 1, 2019. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Vote Required

The eleven nominees for director who receive the highest number of votes "FOR" election will be elected as directors. Pursuant to our Majority Voting Policy, if any director nominee receives a greater number of votes “WITHHELD” from his or her election than “FOR” his or her election, such director nominee must promptly tender his or her resignation. For more details of our majority voting policy, see “GOVERNANCE OF THE COMPANY—Majority Voting Policy” above.
Names, Qualifications and Reasons for Selection of Nominees

The director nominees, as outlined below, possess core competencies in management, operations, finance, administration and strategic transactions, and they have significant expertise in the industries that matter most to our business. The nominees have also demonstrated personal integrity and strong leadership while overseeing impressive growth in both of the Company’s business segments. They bring diverse and unique perspectives, are able to challenge management and also possess vast experience with mergers and acquisitions. We believe that the nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhance the Board’s ability to make decisions that create shareholder value.
The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth below. Except as noted, each of the nominees has held the position listed beside their name for at least the past five years.

15 Southwest Gas Holdings 2019 Notice and Proxy

Robert L. Boughner
Mr. Boughner, 66, has more than 30 years of executive management and more than 20 years of board-level experience with substantial experience in highly regulated industries, including casino gaming and financial services. He retired from Boyd Gaming Corporation (NYSE: BYD) in August 2016 after a 40-year career with Boyd, most recently serving as Boyd’s Executive Vice President and Chief Business Development Officer. In that role, he oversaw business development and resort operations, as well as the acquisition and integration of various hotel and casino assets. Prior to that appointment, Mr. Boughner held other senior executive positions with Boyd for the design, development, operation and expansion of hotels and casinos. During various phases of his career with Boyd his roles included primary accountability for new market expansion, top line and profit margin growth and optimization of significant administrative and business processes. He continues as a member of Boyd’s board of directors where he has served since 1996. Mr. Boughner is a Senior Partner with Global Market Advisors, an international hospitality and gaming advisory firm. Previously, Mr. Boughner served as an independent director for 20 years on boards of subsidiaries of Western Alliance Bancorporation (NYSE: WAL), including Bank of Nevada and Western Alliance Bank, during periods of asset acquisition, multiple rounds of capital-raising and rapid expansion in Nevada, California and Arizona. Mr. Boughner is involved in various educational, philanthropic and civic organizations.

Private Investor
Retired Gaming Executive

Director Since: 2008
Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Mr. Boughner should serve as a director of the Company because of his business and leadership experience with Boyd both in Nevada and nationally, as well as his experience as a director of Boyd and Western Alliance Bancorporation entities.

José A. Cárdenas
Mr. Cárdenas, 66, has been Senior Vice President and General Counsel for Arizona State University (ASU) since January 2009. In addition to serving as chief legal officer of the University, he serves as a representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the Phoenix based law firm of Lewis and Roca. He was the firm’s managing partner (chief executive) from 1999 to 2003 and then the firm’s chairman from 2003 through 2008. Mr. Cárdenas is a native of Las Vegas, Nevada. He received his undergraduate degree from the University of Nevada, Las Vegas in 1974 and a law degree from Stanford University Law School in 1977. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations, including the Hispanic National Bar Association. Mr. Cárdenas was a member of the board of directors of Swift Transportation Company until the completion of its merger with Knight Transportation, Inc. in 2017. He is active in community and charitable activities, including service as a trustee of the Virginia G. Piper Charitable Trust. He is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute and O’Connor House.

Senior Vice President and General Counsel Arizona State University

Director Since: 2011
Board Committees: Audit, Nominating and Corporate Governance (Chair)

Qualifications, Skills and Experience
The Board determined that Mr. Cárdenas should serve as a director because of his business and legal experience and his leadership experience as a director of Swift Transportation Company and as a trustee or chairman for a number of private foundations and institutes.

Southwest Gas Holdings 2019 Notice and Proxy 16

Thomas E. Chestnut
Mr. Chestnut, 68, was the owner, President and Chief Executive Officer of Chestnut Construction Company from 1990 until 2013. After serving in Vietnam with the U.S. Army, he began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Del Webb in 1980 as Manager of Commercial Operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past president and life director of the Arizona Builders Alliance and a past president of the Arizona Building Chapter of the Associated General Contractors of America. He is a past chair and life trustee of the Carondelet Foundation, a member and past president of the Tucson Conquistadores and a member and past director of the Centurions of St. Mary’s Hospital. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

Retired Construction Executive

Director Since: 2004
Board Committees: Compensation, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Mr. Chestnut should serve as a director of the Company because of his business experience in the residential and commercial construction businesses and his leadership experience in managing his construction business. In addition, the Board based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

Stephen C. Comer
Mr. Comer, 69, received his degree in business administration from California State University Northridge in 1972. He began his career with Arthur Andersen LLP in Los Angeles and established Arthur Andersen’s Las Vegas office, as its managing partner, in 1985. Leaving Arthur Andersen in 2002, Mr. Comer took a position as partner with Deloitte & Touche LLP and was promoted to managing partner of its Nevada practice in 2004. He retired in 2006. Mr. Comer served as a director of Pinnacle Entertainment, Inc. until its acquisition in 2018. He is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants and holds a professional CPA license in the State of Nevada. He is also involved in numerous civic, educational and charitable organizations.

Retired Managing Partner
Deloitte & Touche LLP

Director Since: 2007
Board Committees: Audit, Compensation (Chair)

Qualifications, Skills and Experience
The Board determined that Mr. Comer should serve as a director of the Company because of his business, accounting and auditing experience with Arthur Andersen LLP and Deloitte & Touche LLP and his leadership positions with both entities, as well as his experience as a director of Pinnacle Entertainment, Inc.

John P. Hester
Mr. Hester, 56, has been President and Chief Executive Officer since March 2015 and was named President in August 2014. Mr. Hester joined the Company in 1989, and has been named to various positions at Southwest Gas, such as Director/Regulatory Affairs and Systems Planning in 2002, Vice President/Regulatory Affairs and Systems Planning in 2003, Senior Vice President/Regulatory Affairs and Energy Resources in 2006, and Executive Vice President in 2013. Prior to joining Southwest Gas, he worked at the Illinois Department of Energy and Natural Resources, as well as the Illinois Commerce Commission. He received his bachelor’s and master’s degrees in economics from Northern Illinois University. Mr. Hester is a past trustee of the Las Vegas Metro Chamber of Commerce and currently serves on the American Gas Association Board of Directors, the Catholic Charities of Southern Nevada Board of Trustees and the College of Southern Nevada Foundation Board of Trustees.

President and Chief Executive Officer
Southwest Gas Holdings, Inc.
Southwest Gas Corporation

Director Since: 2015
Board Committees: None

Qualifications, Skills and Experience
The Board determined that Mr. Hester should serve as a director because, as President and Chief Executive Officer of the Company, he has an intimate working knowledge of all aspects of the Company’s operations.

17 Southwest Gas Holdings 2019 Notice and Proxy

Jane Lewis-Raymond
Ms. Lewis-Raymond, 52, has served the natural gas industry as an attorney and executive for nearly three decades. Currently, Ms. Lewis-Raymond is an attorney with Parker Poe Adams and Bernstein LLP, where she started in 2017. She retired from Piedmont Natural Gas Company Inc. in 2016, where she was a senior officer and member of the Executive Management Team since 2006, leading top line growth and measurable strategic and sustainability directives to build long-term value for shareholders. Earlier in her career, she was with the American Gas Association, as Vice President of Regulatory Affairs. Ms. Lewis-Raymond is the Co-chair for the Teach For America Charlotte-Piedmont Triad Advisory Board and serves on the National Advisory Council for Teach For America, the Board of Directors for MeckEd, the Steering Committee for The Keystone Energy Board, and is a member of Women Executives. She is a graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law.

Counsel Parker Poe Adams & Bernstein LLP Retired Executive
Piedmont Natural Gas Company, Inc.

Director Since: 2019
Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Ms. Lewis-Raymond should serve as a director of the Company because of her legal experience and work as a natural gas industry senior executive. In addition, her experience in corporate governance initiatives relating to enterprise risk management, cybersecurity and crisis management planning were key to the Board's recommendation.

Anne L. Mariucci
Ms. Mariucci, 61, has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. Since 2003, she has been affiliated with the private equity firm Hawkeye Partners (Austin, Texas). Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business. She serves as a director of CoreCivic, Inc. (NYSE: CXW), Taylor Morrison Home Corporation (NYSE: TMHC), Berry Petroleum (NASDAQ: BRY), Banner Health, the Arizona State University Foundation and the Fresh Start Women’s Foundation. Ms. Mariucci is a past chairman of the Arizona Board of Regents and served on the board from 2006 to 2014. She is a past director of the Arizona State Retirement System, HonorHealth and Action Performance Companies, as well as a past trustee of the Urban Land Institute.

Private Investor
Retired Real Estate Development and
Homebuilding Executive

Director Since: 2006
Board Committees: Compensation, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Ms. Mariucci should serve as a director of the Company because of her experience as a director of other publicly traded companies, business and financial expertise and experience in the housing industry with Del Webb Corporation and Pulte Homes and throughout the Company’s service territories.

Southwest Gas Holdings 2019 Notice and Proxy 18

Michael J. Melarkey
Mr. Melarkey, 69, was a partner in the law firm of Avansino, Melarkey, Knobel, Mulligan & McKenzie for more than 35 years until the firm’s merger in 2015 with McDonald, Carano and Wilson, a statewide Nevada law firm (MCW). He received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. Mr. Melarkey was actively engaged in private legal practice in Reno, Nevada from 1976 until his firm’s merger with MCW in 2015. Following the merger, Mr. Melarkey was named Of Counsel with MCW. Mr. Melarkey is a former member of the American Bar Association and the International Association of Gaming Lawyers and is licensed to practice law in the State of Nevada. He is a trustee of the Bretzlaff Foundation, the Robert S. and Dorothy J. Keyser Foundation, the Roxie and Azad Joseph Foundation and the E. L. Wiegand Trust. He is Vice President of Miami Oil Producers, Inc. and from 2015 until 2017 held management positions and ownership interests in the Pioneer Crossing Casino in Fernley, Nevada, the Pioneer Crossing Casino in Dayton, Nevada and the Pioneer Crossing Casino in Yerington, Nevada. He also serves as a director of numerous mutual funds, including fourteen registered investment companies advised by Gabelli Funds, LLC, five registered investment companies advised by Keeley-Teton Advisors, LLC and seven registered investment companies advised by Teton Advisors, Inc. He serves on the Audit Committee of the GDL Fund.

Retired Partner
Avansino, Melarkey, Knobel, Mulligan & McKenzie

Director Since: 2004
Chairman of the Board
Board Committees: Compensation, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Mr. Melarkey should serve as a director because of his business and legal experience, his leadership abilities as a trustee for a number of private foundations and as a director of a number of mutual funds. In addition, the Board based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

A. Randall Thoman
Mr. Thoman, 67, received his degree in accounting from the University of Utah and has been a Certified Public Accountant for more than 30 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. Mr. Thoman retired from Deloitte & Touche LLP in October 2009. Mr. Thoman served on the board of SHFL Entertainment, Inc. until its acquisition in 2013.

Retired Partner
Deloitte & Touche LLP

Director Since: 2010
Board Committees: Audit (Chair), Compensation

Qualifications, Skills and Experience
The Board determined that Mr. Thoman should serve as a director of the Company because of his business, accounting and auditing experience with Deloitte & Touche LLP, his leadership positions at the firm and his experience with SEC reporting and compliance, as well as his prior experience as a director of another publicly traded company.

Thomas A. Thomas
Mr. Thomas, 61, received his undergraduate degree in finance and his juris doctorate from the University of Utah. After obtaining his law degree, he joined Valley Bank of Nevada and held various executive positions with the bank until its merger with Bank of America in 1992. After the merger, he became managing partner of Thomas & Mack Co., an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, and Utah. Mr. Thomas is a member of the board of directors of Switch, Inc. (NYSE: SWCH). He is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the UNLV Foundation Advisory Board, the Las Vegas Rotary Club and the BYU President's Leadership Council. He was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law.

Managing Partner
Thomas & Mack Co. LLC

Director Since: 2008
Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience
The Board determined that Mr. Thomas should serve as a director because of his banking and business experience and his familiarity with the commercial markets throughout the Company’s service territories.

19 Southwest Gas Holdings 2019 Notice and Proxy

Leslie T. Thornton
Ms. Thornton, 60, began her career in the utility industry as a senior executive in 2011 for WGL Holdings, Inc. (WGL) and Washington Gas Light Company, a wholly-owned subsidiary of WGL, and served in elevated roles until becoming the Senior Vice President, Merger Transition Counsel. During her WGL tenure, Ms. Thornton earned her Master of Laws degree in National Security Law with a cybersecurity focus and provided legal counsel on a broad range of issues including critical infrastructure cybersecurity and data protection. Before joining WGL, Ms. Thornton was a partner at two Washington D.C. based national law firms. In the Clinton administration, she served in various senior roles including Chief of Staff to the U.S. Secretary of Education. Since 2005, she has been a member of the board of directors for Career Education Corporation (NASDAQ: CECO), where she serves on the Audit Committee and chairs the Compliance and Risk Committee. Recently, Ms. Thornton joined the Advisory Board of Encrypted Sensors, a security technology start-up, and is a Board Leadership Fellow for the National Association of Corporate Directors where she is a frequent speaker on governance, compliance, and cybersecurity and data protection. Ms. Thornton serves on the Board of Trustees for the University of the District of Columbia David A. Clarke School of Law, and the Board of Governors for the District of Columbia Bar, among other activities. She is a graduate of the University of Pennsylvania and Georgetown University Law Center.

Retired Executive
WGL Holdings, Inc. & Washington Gas Light Company

Director Since: 2019
Board Committees: Audit, Compensation

Qualifications, Skills and Experience
The Board determined that Ms. Thornton should serve as a director because of her legal experience, service as a utility industry senior executive, and her expertise in the area of critical infrastructure cybersecurity and data protection.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE

Southwest Gas Holdings 2019 Notice and Proxy 20

APPROVAL OF THE AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
(Proposal 2 on the Proxy Card)
General

Shareholders are being asked to approve an amendment to Article V of the Company’s Articles of Incorporation increasing the number of shares of Common Stock which the Company has authority to issue from 60,000,000 shares to 120,000,000 shares. Increasing the number of shares of Common Stock will result in a total of 127,000,000 authorized shares of common, preferred and preference stock (combined), with a total par value of $160,000,000. No change will be made to the number of authorized shares of preferred and preference stock. An affirmative vote of a majority of the shares of the Company’s Common Stock outstanding on March 5, 2019, the record date, is required to approve the proposed amendment.
As of March 5, 2019, there were 53,108,242 shares of Common Stock issued out of the 60,000,000 shares authorized. There are no outstanding shares of preferred or preference stock. The Company therefore has an 89% ratio of issued shares to authorized shares, leaving only 6,891,758 shares available to be issued in the future.
The proposal to increase the number of shares of authorized Common Stock is designed to ensure that the Company has the ability to issue Common Stock to meet its ongoing capital requirements or a portion thereof. The Company’s utility segment operates in jurisdictions with growing populations and opportunities for investment through infrastructure replacement. The Company’s utility infrastructure services segment continues to expand the markets and customers it serves. In order to meet advantageous market conditions, provide service to its growing customer base and take advantage of future acquisition opportunities, the Company needs the ability to finance such endeavors, or a portion thereof, through the issuance and sale of additional Common Stock. The increase in authorized shares of Common Stock will also ensure that shares would be available, as needed, for issuance in connection with equity compensation plans, stock splits, stock dividends, options, warrants, rights, acquisitions, and other corporate purposes. The Board of Directors believes that the availability of additional shares for such purposes without delay or the necessity for a special shareholders meeting will be beneficial to the Company.
No further action or authorization by you, the shareholders, would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law, regulatory requirements, or by the rules of any stock exchange on which the Company’s securities are listed. A shareholder vote is generally required in connection with any transaction which requires an amendment to the Company’s Articles of Incorporation, any merger or sale of substantially all of the assets of the Company, and, under the California Corporations Code, any reorganization in which the Company’s shareholders would own less than five-sixths of the voting power of the surviving corporation.
The holders of any of the additional shares of Common Stock issued in the future will have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.
Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Other measures previously approved by shareholders that are designed to address change in control attempts include the Board’s ability to issue blank-check Preferred Stock and the supermajority requirements described in Article IV-A of the Articles of Incorporation for approval of any business combination of the Company with any shareholder who beneficially owns 10% or more of the outstanding shares of the Company's Common Stock.
While the Company may consider effecting a new equity offering of Common Stock in the proximate future for purposes of raising additional capital or otherwise, the Company, as of the date hereof and except for the Company's currently authorized equity shelf programs or as outlined above, has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any shares of such stock.
Vote Required

The affirmative vote of the majority of the outstanding shares of Common Stock of the Company is required to approve the proposal to amend the Company’s Articles of Incorporation increasing the number of shares of Common Stock which the Company has authority to issue from 60,000,000 shares to 120,000,000 shares.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL

21 Southwest Gas Holdings 2019 Notice and Proxy

APPROVAL OF REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE
(Proposal 3 on the Proxy Card)
General

On February 26, 2019, the Board approved a proposal to change the state of incorporation of the Company from California to Delaware (the “Reincorporation”), subject to the approval of the Company’s shareholders. If approved by the Company’s shareholders, the Reincorporation will be effected through the merger of the Company with and into a newly formed wholly-owned subsidiary of the Company incorporated in the State of Delaware solely for the purpose of effecting the Reincorporation (“Southwest Gas Delaware”). The name of the Company after the Reincorporation will remain “Southwest Gas Holdings, Inc.” For purposes of the discussion below, the Company as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “Southwest Gas California.”
The Board considered several factors in reaching this decision, including the corporate governance objectives of the Company, the ability to enhance long-term shareholder value, the differences between California and Delaware state corporate laws, and other advantages and disadvantages of Reincorporation. The Board believes that the choice of state domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state corporate law and judicial interpretations of state law to guide their decision-making on many key issues, including the appropriate governance policies and procedures, satisfaction of fiduciary obligations to shareholders, compliance with legal requirements in the corporation’s business operations, and consideration of key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures. The Board believes that it is essential for the Company to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company’s governance decisions can be based, and the Board believes that the Company’s shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition to the benefits of being a Delaware corporation, the Board has proposed as part of the Reincorporation to preserve certain key stockholders rights that are currently held by its shareholders as a matter of California law, including the right to call special shareholder meetings and act by written consent.
After careful consideration of these factors, the Board believed that it is in the best interest of the Company and its shareholders to effectuate the Reincorporation.
General Background and Principal Reasons for Reincorporation

The State of Delaware has been a leader in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations organized under Delaware law. The Board’s decision to reincorporate in the State of Delaware was driven primarily by Delaware’s history of comprehensiveness and flexibility of its corporate laws and its tradition of promoting progressive principles of corporate governance. Specifically, the Board believes that there are several benefits in the Reincorporation, as summarized below.
Predictability, Flexibility and Responsiveness of Delaware Law
Delaware courts have, over many years, established a jurisprudence that is significantly more thorough, predictable, and broadly applied with respect to principles of corporate governance than most, if not all, other jurisdictions. The Delaware General Corporation Law (“DGCL”) is generally acknowledged to be the most advanced and flexible statutory corporation code in the United States. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware General Assembly each year considers and adopts statutory amendments in an effort to ensure that the DGCL continues to be responsive to the changing legal and business needs of corporations. The Delaware Secretary of State is viewed as particularly user-friendly, flexible and responsive (as compared to other states) in its administration of the filings and interactions required for mergers, acquisitions and other corporate transactions, thereby reducing complications and delays that can arise in time sensitive transactions.
Consequently, Delaware has become the preferred state of incorporation for most publicly-traded companies in the United States and, as a result of the large number of major corporations being domiciled in Delaware, Delaware courts were often the first and most influential to address important new issues relating to corporate governance and rights and obligations of shareholders and corporations. As a result, courts of and corporations organized under the laws of other states, including California, have often looked to Delaware law for guidance for such issues, and the DGCL and Delaware administrative practices have become comparatively well-known and widely understood. Corporations domiciled in Delaware are often at an advantage over their peers that are organized under the laws of other states, including many California corporations, in that Delaware corporations can draw upon these well-developed, firmly established and consistently interpreted principles

22 Southwest Gas Holdings 2019 Notice and Proxy

of corporate law when making business and legal decisions. The Board therefore anticipates that the DGCL will provide greater efficiency, clarity, predictability and flexibility in the Company’s legal affairs and corporate governance decisions than is presently available under California law. The Board further believes that any direct benefit that the DGCL provides to the Company indirectly benefits the shareholders, who are the Company’s owners. In addition, Delaware case law provides a body of law defining the proper duties and decision making processes expected of boards of directors in evaluating potential or proposed extraordinary corporate transactions, which will further benefit the Company’s shareholders.
Delaware’s court system also provides swift and efficient resolutions in corporate litigation involving complex corporate issues. Delaware has a specialized court of equity called the Court of Chancery that hears and decides corporate law cases, and appeals to Delaware’s Supreme Court can be decided quickly. The Delaware Court of Chancery operates under rules that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics, and routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by other courts in the country. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined and highly responsive in cases involving complex corporate issues, and the justices of Delaware appellate courts tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the Delaware courts. The fact that issues of corporate governance are frequently addressed first in Delaware contributes to an efficient and expert court system and bar. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in California may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent or predictable. The highly specialized nature of the Delaware court system is therefore widely believed to result in more consistent and timely rulings.
Enhanced Ability to Attract and Retain Qualified Candidates for Board and Management
We experience increasing competition in recruiting and retaining talented individuals to serve on our management team and Board of Directors. The Board believes that the comparatively stable and predictable corporate environment afforded by Delaware would enable the Company to compete more effectively with other public companies in the recruitment and retention of talented and experienced directors and officers. Not only is Delaware law more familiar to directors and officers, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors because the parameters of director and officer liability, including protection for shareholders from possible abuses by directors and officers, are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. It should also be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct, unlawful dividend payments or unlawful stock purchases or redemptions, or any transaction from which the director derives an improper personal benefit. The Board therefore believes that the comparatively stable and predictable corporate environment afforded by Delaware would not only enhance its ability to recruit and retain directors and officers in the future, but also provide appropriate protection for shareholders from possible abuses by directors and officers and encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company.
Ability to Have the Delaware Courts Serve as the Exclusive Forum for the Adjudication of Certain Legal Matters
To ensure that we get the full benefits of Delaware’s corporate legal framework, the Board has decided to include in the Certificate of Incorporation of Southwest Gas Delaware (the “Delaware Certificate”) a provision providing that the Delaware courts are the exclusive forum for the adjudication of certain legal actions.
Under the exclusive forum provision contained in the Delaware Certificate, the Court of Chancery in the state of Delaware will be the exclusive forum for certain actions involving the Company, unless we consent to an alternative forum. Based on the proposed language in the Delaware Certificate, the Delaware courts would be the exclusive forum for (i) derivative actions brought by or on behalf of us, and (ii) direct actions brought by a stockholder against the Company or any of its directors or officers, alleging a violation of the DGCL, the Delaware Certificate or the Bylaws of Southwest Gas Delaware (the “Delaware Bylaws” and, together with the Delaware Certificate, the “Delaware Incorporation Documents”) or a breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Company.
The exclusive forum provision contained in the Delaware Certificate is intended to assist us in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware, which will be our state of incorporation if this Proposal is approved. We believe that the exclusive forum provision in the Delaware Certificate will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Any of these could expose the Company to increased expenses or losses.

23 Southwest Gas Holdings 2019 Notice and Proxy

The exclusive forum provision contained in the Delaware Certificate would only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes noted above. The exclusive forum provision does not contain any restrictions on the ability of our stockholders to bring such claims, nor the remedies available if such claims are ultimately successful; rather it attempts to prevent us from being forced to waste corporate assets defending against duplicative suits.
Although the Board believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes serves the best interests of the Company and our shareholders as a whole, the Board also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board determines that our interests and those of our stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the exclusive forum provision in the Delaware Certificate permits us to consent to the selection of such alternative forum.
The Board believes that our stockholders will benefit from having intra-corporate disputes litigated in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board believes that the substantial benefits to us and our stockholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes outweigh these concerns. The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The Delaware Court of Chancery’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This would provide us and our stockholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware Court of Chancery has developed streamlined procedures and processes that help provide decisions for litigating parties on a relatively expedited basis. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Furthermore, there is a significant risk that allowing stockholders to bring such highly sophisticated matters in forums with little familiarity or experience in corporate governance leaves stockholders at risk that foreign jurisdictions may misapply Delaware law.
Without the exclusive forum provision in the Delaware Certificate, we remain exposed to the possibility of plaintiffs using our geographically diverse operational base to bring claims against us in multiple jurisdictions or choosing a forum state for litigation that may not apply Delaware law to our internal affairs in the same manner as the Delaware courts would be expected to do.

Possible Negative Consequences of Reincorporation

Notwithstanding the belief of the Board as to the benefits to the Company’s shareholders of the Reincorporation, it should be noted that Delaware law has generally been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. The Reincorporation may make it more difficult for minority shareholders to influence our policies. In addition, franchise taxes payable by the Company in Delaware may be greater than the equivalent or other similar taxes currently payable by the Company in California. The Delaware Incorporation Documents, as compared to the Company’s existing Articles of Incorporation (the “California Articles”) and Bylaws (the “California Bylaws” and, together with the California Articles, the “California Incorporation Documents”) under California laws, contain or eliminate certain provisions that may have the effect of reducing the rights of minority shareholders. Certain key provisions of our governance structure that would change as a result of the Reincorporation include:

▪
Filling a Vacancy on the Board. Under California law, any vacancy on the board other than one created by removal of a director may be filled by the board. A vacancy created by removal of a director may be filled by the board only if authorized by the articles of incorporation or a bylaw approved by the corporation’s shareholders; the California Incorporation Documents do not give the Board this right. As a result, under the California Incorporation Documents, shareholders generally have the right to fill vacancies on the Board and have the sole right to fill vacancies on the Board created by removal of a director. The Delaware Certificate, however, provides that unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.

▪
Number of Directors on the Board. Under the California Bylaws and California law, any change outside of the established range of directors set forth in the California Bylaws or a change in the established range must be approved by the shareholders. Under the Delaware Bylaws, either the stockholders or the Board may amend the provision of the Delaware Bylaws setting the established range of directors, and thus stockholder approval will not be required to change the range of the number of directors.

24 Southwest Gas Holdings 2019 Notice and Proxy

▪
Exclusive Forum Selection Provision. As discussed above, the Delaware Certificate contains an exclusive forum selection provision whereby the Delaware courts serve as the exclusive forum for the adjudication of certain legal matters, which provision was not part of the California Incorporation Documents.

The Board has considered the possible disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.
In addition, the Board recognized that our existing governance structure has served us well for years as a public company. Accordingly, the Board determined, in connection with the Reincorporation, to maintain the following key provisions of our governance structure even though they would not be required under Delaware law:

▪
Shareholder Ability to Call Special Shareholders’ Meeting. Under California law, a holder of 10 percent or more of our outstanding stock may call a special meeting of shareholders; Delaware law does not contain any such requirement. The Company had previously revised the default rule in California, and the California Bylaws instead provide that holders of not less than one-third of the voting shares of the Company then issued and outstanding may call a special meeting of shareholders. We have elected to follow the same provision as it exists in the California Bylaws and provide in our Delaware Bylaws that holders of not less than one-third of the voting shares of the Company are entitled to call a special meeting of the stockholders.

▪
Shareholder Power to Act by Written Consent. Under California law and the California Incorporation Documents, shareholders of the Company may act by written consent with respect to any action that could otherwise be taken at a meeting of shareholders. Stockholders of Southwest Gas Delaware will also have the same written consent rights under the Delaware Bylaws.

▪
Majority Voting Policy. The California Articles provide that no shareholder shall be entitled to cumulative voting rights as to any election of directors, and we have elected to include the same provision in the Delaware Certificate. As a result, directors of Southwest Gas Delaware will continue to be elected by a plurality of the votes cast. If our shareholders vote to approve the Reincorporation, we will maintain our majority voting policy as it is currently in effect. Under our majority voting policy, a director who receives more “withheld” votes than “for” votes must offer his or her resignation as a director to the Board. The independent Nominating and Corporate Governance Committee of the Board will consider the offer of resignation and will recommend to the Board whether to accept or reject the tendered resignation. The Board retains discretion in evaluating the tendered resignation and will consider all factors deemed relevant. The majority voting policy requires that the Board make its decision on the resignation within 90 days of the shareholders’ meeting and to publicly disclose such decision.

It should also be noted that the interests of our directors and executive officers in voting on the Reincorporation proposal may be different from, or in addition to, those of shareholders generally because, for example, some substantive provisions of California and Delaware law apply only to directors and officers. See “Interest of the Company’s Directors and Executive Officers in the Reincorporation” below. For a comparison of shareholders’ rights and the material substantive provisions that apply to the Board and executive officers under Delaware and California law, see “Significant Differences Between the Charters and Bylaws of Southwest Gas California and Southwest Gas Delaware and Between the Corporate Laws of California and Delaware” below. The Board has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this Proposal.

Mechanics and Consequences of Reincorporation

The Reincorporation will be accomplished by means of a merger (the “Merger”) pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and Southwest Gas Delaware. Under the Merger Agreement, the Company will merge with and into Southwest Gas Delaware, and the Company will cease to exist, and Southwest Gas Delaware will become the surviving entity following the effectiveness of the Merger (the “Effective Date”). The existing holders of the Company’s Common Stock will own all of the outstanding shares of common stock of Southwest Gas Delaware, and no change in ownership will result from the Reincorporation.
Other than the change in corporate domicile, the Reincorporation will not result in any change in the Company’s business operations, board composition or term, assets, liabilities or net worth, or physical location, nor will it result in any change of our current employees, including management, or in their title or responsibilities. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at the Company’s current principal executive office located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150, and our telephone number will remain (702) 876-7237. The consolidated financial condition and results of operations of Southwest Gas Delaware immediately after consummation of the Reincorporation will be substantially identical as those of the Company immediately prior to the consummation of the Reincorporation. The Company believes that there will be no material accounting impact as a result

25 Southwest Gas Holdings 2019 Notice and Proxy

of the Reincorporation. If the Reincorporation is approved, at the Effective Date, Southwest Gas Delaware will be the successor-in-interest to the Company and the shareholders of the Company will become stockholders of Southwest Gas Delaware.
If the Reincorporation is approved, at the Effective Date, each outstanding share of the Company’s Common Stock will automatically be converted into one share of common stock of Southwest Gas Delaware. Each of the equity compensation plans currently maintained by the Company immediately prior to the Reincorporation will be assumed and continued by Southwest Gas Delaware, and each pre-Reincorporation equity award to purchase or receive shares of the Company’s Common Stock under such plans will convert into an equity award to purchase or receive an equivalent number of shares of Southwest Gas Delaware common stock with no other changes in the terms and conditions of such award. The Company’s other employee benefit arrangements in effect immediately prior to the Reincorporation would also be continued by Southwest Gas Delaware upon the terms and subject to the conditions of such plans in effect immediately prior to the Reincorporation. In addition, Southwest Gas Delaware, as successor-in-interest to the Company, will succeed to the Company’s rights and obligations under the officer change in control agreements to which the Company is currently a party.
SHARE CERTIFICATES CURRENTLY ISSUED FOR THE COMPANY’S SHARES WILL AUTOMATICALLY REPRESENT SHARES IN SOUTHWEST GAS DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER OR EXCHANGE SHARE CERTIFICATES AS A RESULT OF THE REINCORPORATION.
If the Reincorporation is approved, at the Effective Date, the Company will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Incorporation Documents contain many provisions that are similar to the provisions of the California Incorporation Documents, there are important differences between the Delaware Incorporation Documents and the California Incorporation Documents and between the DGCL and the California Corporations Code that are described in further detail below. See “Significant Differences Between the Charters and Bylaws of Southwest Gas California and Southwest Gas Delaware and Between the Corporate Laws of California and Delaware” below.
The Company’s Common Stock is currently listed for trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SWX.” If the Reincorporation is approved, at the Effective Date, the Company’s registration statements on file with the SEC immediately prior to the Reincorporation will be assumed by Southwest Gas Delaware, and the shares of common stock of Southwest Gas Delaware would continue to be traded on NYSE without interruption, under the same symbol.

Effectiveness of Reincorporation

If the shareholders approve the Reincorporation at the Annual Meeting, we currently intend to cause the Reincorporation to become effective as soon as reasonably practicable following the Annual Meeting, subject to the completion of certain legal formalities, including obtaining certain consents and approval by third parties and providing certain notices to regulatory authorities. We have determined that a written notice must be provided to the Arizona Corporation Commission 120 days prior to the Effective Date of the Merger. The Merger Agreement also provides that the Merger Agreement may be terminated and the Merger may be abandoned at any time before the Effective Date and for any reason by the Board of Directors of either the Company or Southwest Gas Delaware or both, notwithstanding the approval, if obtained, of the principal terms of the Merger Agreement by the shareholders of the Company, or the adoption of the Merger Agreement by the sole shareholder of Southwest Gas Delaware, or both. Furthermore, the Merger Agreement may be amended at any time prior to the Effective Date, either before or after the shareholders have voted to adopt this Proposal, subject to applicable law. The Company will re-solicit shareholder approval of the Reincorporation if the terms of the Merger Agreement are changed in any material respect that requires shareholder approval.

Significant Differences Between the Charters and Bylaws of Southwest Gas California and Southwest Gas Delaware and Between the Corporate Laws of California and Delaware

The following summarizes a comparison of certain key provisions between the California Incorporation Documents and Delaware Incorporation Documents, as well as certain provisions of California and Delaware corporate laws. The comparison highlights important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Certificate and Delaware Bylaws are attached to this Proxy Statement, and the California Bylaws and California Articles are filed publicly as exhibits to our periodic reports with the SEC.

26 Southwest Gas Holdings 2019 Notice and Proxy

Provision	Southwest Gas California	Southwest Gas Delaware
Authorized Shares
120,000,000 shares of Common Stock, par value $1.00 per share (or 60,000,000 shares of Common Stock if Proposal 2 above is not approved); 5,000,000 shares of Preferred Stock, without par value; 2,000,000 shares of Preference Stock, par value $20.00 per share.

No change. 120,000,000 shares of common stock, par value $1.00 per share (or 60,000,000 shares of common stock if Proposal 2 above is not approved); 5,000,000 shares of Preferred Stock, without par value; 2,000,000 shares of Preference Stock, par value $20.00 per share.

Vote Required to Elect Director
Under California law, cumulative voting for election of directors is permitted if the shareholder provides advance notice of the intent to exercise cumulative voting. California law also permits public companies to eliminate cumulative voting by the approval of shareholders.
The California Articles provide that no stockholder shall be entitled to cumulative voting rights as to the election of directors, and thus directors are elected by a plurality of the votes cast. The Company has also implemented a majority voting policy for uncontested elections.

No change. Under Delaware law, cumulative voting is not permitted unless the corporation provides for cumulative voting rights in its certificate of incorporation. The default voting standard for the election of directors under Delaware law is a plurality vote; however, the certificate of incorporation or bylaws may specify a different standard for the election of directors, such as a majority of the votes cast.
The Delaware Certificate provides that no stockholder shall be entitled to cumulative voting rights as to the election of directors. The Delaware Bylaws provide that directors shall be elected by a plurality of the votes cast. The majority voting policy for uncontested elections will also be maintained.

Number of Directors on the Board
Under California law, although a change in the number of directors must generally be approved by shareholders, the board may fix the exact number of directors within a stated range set forth in the articles of incorporation, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders.
The California Bylaws provide that the number of directors will neither be fewer than 9 nor greater than 13, with the exact number of directors to be fixed by resolution of the board.

Under Delaware law, the number of directors is fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.
The Delaware Certificate does not fix a number of directors. The Delaware Bylaws provide that the number of directors will neither be fewer than 9 nor greater than 13, with the exact number of directors to be fixed by resolution of the board.

Filling a Vacancy on the Board
Under California law, any vacancy on the board other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by the articles of incorporation or a bylaw approved by the corporation’s shareholders; the California Incorporation Documents do not give the Board this right.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws.
The Delaware Certificate provides that unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.

27 Southwest Gas Holdings 2019 Notice and Proxy

Provision	Southwest Gas California	Southwest Gas Delaware
Removal of Directors	Under California law, any director, or the entire board of directors, may be removed, with or without cause, with the approval of a majority vote of the shareholders.
No change. Under Delaware law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

Ability of Shareholders to Call Special Meetings
Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws.
The California Bylaws provide that a special meeting of shareholders may be called by the Chief Executive Officer of the Company (or other officers acting for such person), the Board, or holders of not less than one-third (1/3) of the voting shares then issued and outstanding.

No change. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any person authorized in the certificate of incorporation or the bylaws.
The Delaware Bylaws provide that a special meeting of shareholders may be called by the Chief Executive Officer of the Company (or other officers acting for such person), the Board, or holders of not less than one-third (1/3) of the voting shares then issued and outstanding.

Shareholder Action by Written Consent	California law provides that shareholder action by written consent is available unless otherwise provided in a company’s articles of incorporation. The Company has not opted out of this default rule.
Substantially similar. The Delaware Bylaws provide that an action to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent in writing shall be signed by the holders of outstanding shares having not less than the minimum number of votes required to authorize or take such action at such meeting at which all shares entitled to vote thereon were present and voted.

Amendment of Bylaws
The California Bylaws provide that the bylaws may be amended by the affirmative vote of a majority of shares outstanding (or by the written consent of such shareholders).
The California Bylaws provide that the Board may also adopt, amend or repeal any section of the California Bylaws; provided, however, that shareholder approval is required for any change in the size of the Board outside of the established range or a change in the established range. See “Number of Directors on the Board” above.

Substantially similar. The Delaware Certificate and the Delaware Bylaws provide that the Bylaws may be amended by the affirmative vote of a majority of shares outstanding (or by the written consent of such stockholders) or by the affirmative vote of a majority of the members of the Board.

Exclusive Forum Selection Provision	The California Articles and the California Bylaws do not contain an exclusive forum selection provision.
The Delaware Certificate contains an exclusive forum selection provision that provides that the Court of Chancery in the state of Delaware will be the exclusive forum for certain actions involving Southwest Gas Delaware, unless Southwest Gas Delaware consents to an alternative forum.

28 Southwest Gas Holdings 2019 Notice and Proxy

Provision	Southwest Gas California	Southwest Gas Delaware
Interested Shareholder Transaction and Business Combination
California law does not provide any specific restrictions on an interested shareholder effecting a business combination.
The California Articles contain a provision whereby certain business combinations with a “dominant stockholder,” generally a person who acquires 10% or more of the outstanding voting stock, require the affirmative vote of at least 85% of the outstanding shares of Southwest Gas California, subject to certain exceptions.

No change. Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” (i.e., a stockholder acquiring 15% or more of the Company’s outstanding voting stock) for three years following the date that such person or entity becomes an interested stockholder without board approval. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult. Delaware companies may opt out of Section 203 if the company’s original certificate of incorporation expressly elects not to be governed by Section 203.
The Delaware Certificate elects not to be governed by Section 203 of the DGCL, and therefore Section 203 will not apply to Southwest Gas Delaware following the Reincorporation. However, the Delaware Certificate contains the same business combination restrictions currently in the California Articles.

Stockholder Vote Required to Approve Merger or Sale of Company
Except in limited circumstances, California law generally requires the affirmative vote of a majority of the outstanding shares entitled to vote of both the acquiring and target corporations in order to approve a merger, including the affirmative vote of each class of outstanding stock. In addition, California law requires that a sale of all or substantially all of the assets of a corporation be approved by the holders of the outstanding shares representing a majority of the voting power of the corporation selling its assets.

No change. Similar to California law, except in limited circumstances, Delaware law generally requires that the holders of the outstanding shares representing a majority of the voting power of both the acquiring and target corporations approve a statutory merger, and require that a sale of all or substantially all of the assets of a corporation be approved by the holders of the outstanding shares representing a majority of the voting power of the corporation selling its assets.

Restrictions on Cash Merger
Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares unless either: (i) all of the shareholders consent, which is not practical for a public company, or (ii) the Commissioner of Corporations approves the merger. This may have the effect of making a “cash-out” merger by a majority shareholder more difficult to accomplish.
Delaware law does not have an analogous provision.

29 Southwest Gas Holdings 2019 Notice and Proxy

Provision	Southwest Gas California	Southwest Gas Delaware
Dividend
Under California law, a corporation may not pay dividends or otherwise make other distribution to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1¼) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1¼) times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). These tests are applied to California corporations on a consolidated basis.

Delaware law is generally more flexible than California law with respect to payment of dividends and implementing share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, Delaware law generally provides that a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware permits a board of directors to reduce its capital and transfer such amount to its surplus.

Elimination of Director Personal Liability for Monetary Damages
California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:
(i) Intentional misconduct or knowing and culpable violation of law;
(ii) Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
(iii) Receipt of an improper personal benefit;
(iv) Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;
(v) Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;
(vi) Transactions between the corporation and a director who has a material financial interest in such transaction; or
(vii) Liability for improper distributions, loans or guarantees.
The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

Substantially similar. Delaware law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:
(i) Breaches of the director’s duty of loyalty to the corporation or its stockholders;
(ii) Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) The payment of unlawful dividends or unlawful stock repurchases or redemption; or
(iv) Transactions in which the director received an improper personal benefit.
Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.
To the fullest extent permitted by Delaware statutory or decisional law, the Delaware Certificate eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of duty as a director.

30 Southwest Gas Holdings 2019 Notice and Proxy

Provision	Southwest Gas California	Southwest Gas Delaware
Indemnification
Indemnification is permitted by California law, provided the requisite standard of conduct is met. California law requires indemnification when the indemnitee has defended the action successfully on the merits. Indemnification is permitted under California law only for acts taken in good faith and believed to be in the best interests of the company and its shareholders.
Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.
California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.
The California Certificate and Bylaws authorize indemnification to the fullest extent permissible under California law and includes additional substantive and procedural provisions to clarify the application of indemnification rights.

Substantially similar. Indemnification is permitted by Delaware law, provided the requisite standard of conduct is met. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action on the merits or otherwise. Indemnification is permitted under Delaware law for acts in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company.
Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.
The Delaware Bylaws authorize indemnification to the fullest extent permissible under Delaware law and include additional substantive and procedural provisions to clarify the application of indemnification rights that are substantially similar to the California Certificate and Bylaws.

Interest of the Company's Directors and Executive Officers in the Reincorporation

The shareholders should be aware that the Company’s directors and executive officers in voting on the Reincorporation proposal may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Reincorporation may provide officers and directors of the Company with more clarity and certainty in the reduction of their potential personal liability, and strengthen the ability of directors to resist takeover bids. The Board has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this Proposal.

31 Southwest Gas Holdings 2019 Notice and Proxy

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Reincorporation to holders of our Common Stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.
This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our Common Stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar and persons subject to the alternative minimum tax provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
This discussion is directed solely to holders that hold our Common Stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our Common Stock who are:

▪	Individuals who are citizens or residents of the United States;

▪
Corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

▪	Estates, the income of which is subject to U.S. federal income taxation regardless of its source;

▪
Trusts, if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

▪	Trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Stock should consult its own tax adviser regarding the U.S. federal income tax consequences to the partner of the Reincorporation.
This discussion does not purport to be a complete analysis of all of the tax consequences of the Reincorporation that may be relevant to holders. We urge you to consult your own tax adviser regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe:

32 Southwest Gas Holdings 2019 Notice and Proxy

■	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;
■	No gain or loss will be recognized by holders of Southwest Gas California Common Stock on receipt of Southwest Gas Delaware common stock pursuant to the Reincorporation;
■
The aggregate tax basis of Southwest Gas Delaware common stock received by each holder will equal the aggregate tax basis of the Southwest Gas California Common Stock surrendered by such holder in exchange therefor; and

■
The holding period of the Southwest Gas Delaware common stock received by each holder will include the period during which such holder held the Southwest Gas California Common Stock surrendered in exchange therefor.

Vote Required

The affirmative vote of the majority of the outstanding shares of Common Stock of the Company is required to approve the proposal for Reincorporation.
Shareholders are urged to read this proposal carefully, including all of the related appendices attached to this Proxy Statement, before voting on the Reincorporation. The discussion above summarizes material provisions of the Reincorporation and is subject to and qualified in its entirety by the Merger Agreement in substantially the form attached hereto as Appendix A, the Delaware Certificate in substantially the form attached hereto as Appendix B; and the Delaware Bylaws in substantially the form attached hereto as Appendix C. Copies of the California Articles and California Bylaws are filed with the SEC as exhibits to the Company’s periodic or current reports and will be sent to shareholders free of charge upon written request to Southwest Gas Holdings, Inc., Attention: Corporate Secretary, 5241 Spring Mountain Road, Las Vegas, Nevada 89150.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL

33 Southwest Gas Holdings 2019 Notice and Proxy

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our 2018 executive compensation program, the compensation decisions made by the Compensation Committee (the “Committee”) under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s named executive officers (“NEOs”) for fiscal 2018, who were:

▪	John P. Hester, President and Chief Executive Officer (the “CEO”)

▪	Gregory J. Peterson, Senior Vice President/Chief Financial Officer

▪	Paul M. Daily, President and Chief Executive Officer, Centuri Construction Group, Inc.

▪	Karen S. Haller, Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary

▪	Eric DeBonis, Senior Vice President/Operations, Southwest Gas Corporation

▪	Roy R. Centrella, former Senior Vice President/Chief Financial Officer (retired March 30, 2018)
Through our reorganization in 2017, Southwest Gas Corporation (the predecessor publicly held parent company, “Southwest”) and Centuri Construction Group, Inc. (previously a subsidiary of Southwest, “Centuri”) became subsidiaries of the Company, a newly created holding company. Southwest is the primary entity in our natural gas operations business segment (the “utility segment”), and Centuri is the primary entity in our utility infrastructure services segment (the “utility infrastructure services segment”).
In connection with the reorganization, Messrs. Hester and Centrella and Ms. Haller retained officer positions with Southwest, while also becoming officers of the Company. Also, during 2017, Mr. DeBonis, Senior Vice President/Operations of Southwest, and Mr. Daily, President and Chief Executive Officer of Centuri, were designated executive officers of the Company based on the significance of their positions within the overall organization. On March 30, 2018, Mr. Centrella retired from Southwest and the Company. On April 1, 2018, Mr. Peterson was designated as an executive officer based upon his assumption of the role of Senior Vice President/Chief Financial Officer of both the Company and Southwest. Each of these officers were determined to be NEOs due to their position as CEO, Chief Financial Officer or one of the other three most highly compensated officers of the Company during 2018. Therefore, this Compensation Discussion and Analysis addresses the compensation programs of the Company, including elements of Southwest and Centuri compensation, where and as applicable to each of the NEOs. In this Compensation Discussion and Analysis, we sometimes refer to Messrs. Hester, Peterson and DeBonis and Ms. Haller as the “Southwest Officers,” which term also includes Mr. Centrella for periods prior to April 2018.

Executive Summary

2018 Business Results
Calendar year 2018 reflects not only a year of strong operational and financial performance, but the advancement of many strategic initiatives, which are laying the groundwork for our continued success. We believe that our compensation programs, by focusing on the core fundamentals of our businesses and incentivizing long-term financial performance, have been and will continue to be successful at motivating the operational and strategic achievements that foster the creation of shareholder value. Recent accomplishments include the following:

▪	Basic earnings per share in 2018 of $3.69.

▪
Annualized dividends declared per share were $1.80 in 2016, $1.98 in 2017 and $2.08 in 2018. In February 2019, the Board increased the quarterly dividend from 52 cents per share to 54.5 cents per share ($2.18 on an annual basis and a 4.8% increase), effective with the June 2019 payment.

▪	Centuri record revenues of $1.5 billion were experienced in 2018, an increase of $276 million, or 22%, compared to 2017.

▪	Southwest Gas Corporation added 32,000 net new customers (1.6% growth rate) in 2018.
We have continued to deliver positive returns to our shareholders, generating total shareholder returns (stock price appreciation and reinvested dividends) as shown in the following chart. Over the three-, five- and ten-year periods ending December 31, 2018, we have delivered more value, as expressed by annualized total shareholder return, than the S&P 500 Index.

Southwest Gas Holdings 2019 Notice and Proxy 34

Total Shareholder Return

20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
-2.32%
4.39%
-4.37%
14.38%
11.29%
9.24%
9.31%
10.90%
8.48%
14.94%
10.98%
13.10%
1-Year
3-Year
5-Year
10-Year
Southwest Gas Holdings (SWX)
S&P Utilities Index (S15UTIL)
S&P 500 Index (SPX)

Incentive Compensation Structure
The Committee believes our incentive compensation program (i) is a competitive program relative to our competitors for executive talent, (ii) aligns with best practices recommended by our compensation consultant, (iii) responds to shareholder expectations for pay-for-performance alignment and (iv) provides the appropriate linkage between executive compensation and the Company’s long-term business strategy.  The structure provides for cash-based annual incentive awards.  Also, for Southwest Officers, long-term equity compensation comprised of performance-based equity compensation measured over the three-year performance period (“Performance Shares”) and time-lapse restricted stock units (“time-lapse RSUs”) are provided, and for Centuri officers, long-term incentives based on Centuri’s financial performance is included.  Under this structure, a greater portion of our NEOs’ total compensation is at-risk and variable based on performance relative to metrics that are more directly aligned with customer and shareholder interests. Beginning in 2019, Mr. Daily, the Centuri CEO, will also be eligible to receive performance-based and time-based equity compensation.

Annual Incentive Compensation Paid for 2018 Performance
The Company and Southwest exceeded their respective net income targets of adjusted consolidated net income of $168.5 million for the Company and adjusted utility segment net income of $129 million for Southwest in fiscal 2018. Centuri surpassed its target pretax income goal of $60.9 million and exceeded threshold performance under this metric. These performances, coupled with achievements under applicable operational, safety and individual goals, resulted in Messrs. Hester, Peterson and Centrella and Ms. Haller receiving annual incentive awards equal to 125% of their respective target awards, Mr. DeBonis receiving an award equal to 124% of his target award and Mr. Daily receiving an award equal to 145% of his target award (each as a specified percentage of base salary).
In the calculation of actual results under the adjusted net income measures for the Company and Southwest, the Committee excluded the benefits of the change to the federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), and impacts of changes in the cash surrender value of Company-owned life insurance policies. See “Details of Compensation Program—Annual Incentive Compensation” below.
Past Company performance has established a strong financial platform for sustainable growth into the future, and these recent accomplishments are expected to contribute to our ability to provide total shareholder returns over the long term. Going forward, we expect further alignment between executive compensation and shareholder returns under our incentive compensation structure, as well as Centuri’s long-term incentive plan (as discussed in more detail below).

35 Southwest Gas Holdings 2019 Notice and Proxy

Commitment to Best Practices
We maintain executive compensation policies that are consistent with sound corporate governance and best practices. We annually review our executive compensation program and make changes where appropriate for our business, customers, and shareholders. Key policies include:

▪	Stock ownership (or equivalent) guidelines for NEOs and directors, with retention thresholds set at a competitive and meaningful multiple of annual base salary or Board retainer fees.

▪	Compensation Committee composed only of Independent Directors.

▪	Independent compensation consultant retained by the Committee, which has no other business with the Company.

▪	Change in control arrangements which do not provide for excise tax gross-ups or severance amounts greater than three times base salary.

▪	Double trigger equity acceleration following a change in control.

▪	No dividends paid on unvested stock-based awards until the underlying awards have vested.

▪	No tax reimbursements or gross-ups for benefits or perquisites.

▪	Clawback policy that is broader than current draft SEC regulations and which permits the Company to recover from our NEOs cash or equity incentive compensation in certain circumstances.

▪	Annual review of peer group used to assess executive compensation.

▪	Annual say-on-pay vote for shareholders.

▪	Anti-pledging and anti-hedging policies that apply to all of our executives and directors.

Compensation Program Objectives, Key Considerations and Principles

Philosophy and Objectives
The overall objectives of our executive compensation program are to:

▪	Recruit, retain, reward and motivate executive talent;

▪	Align the interests of the NEOs with those of the Company, its customers and its shareholders;

▪	Provide internally equitable and externally competitive compensation opportunities; and

▪	Recognize and reward performance that meets or exceeds the Company’s targets.

Specifically, the Committee developed our executive compensation program to address the key business considerations and related compensation principles discussed below:

■
Executive pay should be highly aligned with Company performance. The Committee is firmly committed to providing the Company’s executives with incentive compensation opportunities that are directly tied to the measures of performance that it believes lead to shareholder value creation. We recognize that the compensation program should reward strong performance. Accordingly, a significant portion of each NEO's total direct compensation is earned only by achieving annual and long-term performance goals.

■
Use of equity-based incentives, combined with stock ownership requirements, is key to aligning management interests with the Company’s shareholders. The Committee seeks to align Southwest Officer interests with customers and shareholders by (i) delivering long-term incentive compensation in the form of equity, (ii) requiring meaningful officer stock ownership, and (iii) providing significant components of incentive compensation based on total shareholder return and financial performance measures, which foster growth in both our regulated and unregulated business segments. Centuri’s annual and long-term incentives are also primarily based on Centuri financial performance metrics that are meaningful for shareholders, and Mr. Daily is required to invest in a deferral plan option with returns based on Centuri’s financial performance. Beginning in 2019, Mr. Daily will also be eligible to receive performance-based and time-based equity compensation and be required to hold a multiple of his base salary in Company stock.

■
Performance for our customers fosters enhanced shareholder value. In our utility segment, we strive to work collaboratively with regulators to achieve positive results for both customers and shareholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. Safety is also critical to the success of our utility infrastructure services segment, and safety goals carry significant weight under Centuri’s annual incentive plan. By emphasizing our core mission and values of safety, service and reliability, the Committee believes that it motivates achievements that are the platform for increased shareholder returns.

36 Southwest Gas Holdings 2019 Notice and Proxy

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Compensation programs should discourage undue risk-taking. The performance measures employed in the Company’s incentive compensation programs, in addition to being reflective of the Company’s core mission and business strategies, are also interdependent such that overemphasis by management in one area (such as cost containment) has the potential to negatively impact performance in other areas (such as customer satisfaction ratings and incident response times). We believe that the tension between the measures mitigates risk. We further mitigate risk by capping incentive award payouts and by setting target opportunities at levels that strike a reasonable balance among base salary and both annual and long-term incentives.

■
The executive compensation program should be prospective. The Committee does not take into consideration the results of previously earned performance awards and the deferral of cash compensation in establishing the appropriate level of future compensation. The Committee does, however, take into consideration the Company’s past performance in determining the long-term performance awards and in setting new performance targets.

Pay for Performance
With respect to each of our NEOs, all annual cash incentives and long-term incentives were “at risk” performance-based compensation, as those awards are either variable based on the level of performance against incentive targets or are subject to continued employment and stock price performance during a three-year vesting period. The portion of total direct compensation designed to be at risk pay depends upon the NEO’s position and the ability of that position to influence outcomes, as well as compensation market factors and risk mitigation considerations. Mr. Hester, the Company’s CEO, has the largest portion of pay at risk. In 2018, the percentage of his targeted total direct compensation opportunity at risk was approximately 75%. For the other NEOs, the average percentage of such compensation at risk was approximately 59%.

Chief Executive Officer Target Compensation	Other NEOs Target Compensation

Compensation Program Administration

Role of the Committee
The Committee administers our executive compensation programs. The Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, the CEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board, the CEO’s actual compensation. The Committee also reviews, together with the CEO, and approves the salaries and incentive compensation for the other executive officers. The Committee's Charter is available on the Company's website at www.swgasholdings.com.

37 Southwest Gas Holdings 2019 Notice and Proxy

Role of Management
Management, including the NEOs, provides guidance to, and receives direction from, the Committee regarding executive compensation. Management annually provides information to the Committee regarding what it believes to be appropriate levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons. Decisions regarding CEO compensation are made solely by the Committee in executive session.
Role of Independent Compensation Consultant
While consultants may be retained by management to assess executive compensation, the Committee has the authority, independent of management, to employ and retain consultants to assist it in establishing the executive compensation objectives and in determining whether the objectives have been satisfied. In 2018, the Committee engaged Pay Governance as an independent consultant to perform a competitive pay benchmarking analysis of the Southwest Officers, independent from management’s recommendations. Pay Governance’s engagement with the Committee also included a review and analysis of director compensation and Centuri CEO compensation. Pay Governance did not receive any fees from the Company for services other than the fees paid with respect to executive and director compensation services.
For 2018, the Committee analyzed whether the work of Pay Governance or any other executive compensation adviser raised any conflict of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present. One compensation consultant engaged by management, Korn Ferry, provided services in the area of executive compensation, but also performed more than $120,000 of services for the Company in other areas. In 2018, the Company paid Korn Ferry $33,785 for executive officer compensation consulting and a total of $214,366 in the areas of rate case support, executive coaching, organization design and executive succession.

How We Determine Amounts Paid for Each Element of Compensation

We operate in a competitive environment for talented executives, and the Committee analyzes a variety of information as it seeks to identify competitive levels of compensation within the relevant markets in which we operate.
Peer Group
The companies in the compensation peer group for the Southwest Officers were selected because they represent those companies considered by the Committee to be the most comparable to the Company in terms of business operations, operational complexity, revenue, market capitalization and overall financial performance. For 2018, the peer group was composed of 13 companies in the utility industry, which at the time of selection had no less than half and no more than twice the reported revenue of the Company.

■	Atmos Energy Corporation	■	Pinnacle West Capital Corporation
■	Avista Corporation	■	PNM Resources, Inc.
■	Black Hills Corporation	■	Portland General Electric Company
■	Great Plains Energy, Inc.	■	Spire Inc.
■	New Jersey Resources Corporation	■	Vectren Corporation
■	Northwestern Corporation	■	Westar Energy, Inc.
■	ONE Gas, Inc.
Compensation Review
Pay Governance performed comprehensive competitive compensation benchmarking, which included assessments of all elements of compensation for the Southwest Officers. The competitive compensation benchmarking data reviewed by the Committee included base salary, annual incentive compensation and long-term incentive compensation found in the proxy statements filed by companies in the peer group. The structures of the incentive, deferred compensation and supplemental retirement programs of the Company were also reviewed in comparison to peer company programs.
To supplement the executive compensation information derived from its study of the peer group with respect to the Southwest Officers, as well as to identify the relevant market for Mr. Daily, the Committee also reviewed and considered executive compensation benchmarking data provided by management and compensation surveys prepared by FMI

38 Southwest Gas Holdings 2019 Notice and Proxy

Compensation and Meridian Compensation Partners LLC. Statistical analysis was employed based on relative total annual revenues in order to adjust for size differences and to determine competitive pay rates for our NEOs based upon the data derived from the surveys.
Benchmarking of Compensation
In reference to the data and analyses discussed above, the Committee reviewed competitive target compensation levels for each NEO relative to the 50th percentile of the relevant market. For each NEO position, base salary, target total cash compensation (base salary plus annual incentive award) and target total direct compensation (base salary plus annual incentive award plus the target value of long-term incentive compensation) were benchmarked and analyzed at the median level. The Committee found that base salaries, target total cash compensation and target total direct compensation for each of the Southwest Officers were generally aligned with the relevant market benchmarks.
In 2017, the Committee determined that Mr. Daily’s target annual incentive opportunity was above the median level for peer companies and that his target long-term opportunity was below the median level, but that his target total direct compensation was competitive with the relevant market. The levels of the various elements of Mr. Daily’s compensation were originally determined through the negotiation of Mr. Daily’s employment agreement in 2016. For 2018, Mr. Daily agreed to a rebalancing of his annual and long-term incentive compensation. In 2018, Mr. Daily received an increase to his base salary, while his short-term incentive opportunity decreased. Beginning in 2019, Mr. Daily will be required to hold two times his base pay in Company stock as part of an increase to his long-term incentive opportunity. This requirement aligns Mr. Daily's and shareholder interests by providing a link to Company performance, while still retaining the link to Centuri performance via the requirement that Mr. Daily defer cash compensation in the Centuri salary deferral plan.
Other elements of overall compensation for the NEOs (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market. In determining the Company’s overall compensation, we annually compare elements of direct compensation and the level of other benefits with those of the relevant market to ensure the Company remains competitive.

Consideration of 2018 Say-on-Pay Vote

The Company holds an annual say-on-pay advisory vote regarding executive compensation. At the 2018 annual meeting of shareholders, approximately 98% of the votes cast were in favor of the compensation of the NEOs as described in the proxy statement for the 2018 annual meeting. The Board and Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Committee's activities in fiscal year 2018 demonstrate our ongoing commitment to ensure our executive compensation remains aligned with the interests of our shareholders and current market practices. Additionally, we determined that our shareholders should vote on a say-on-pay proposal each year. The Board recommends that you vote FOR Proposal 4 at the Annual Meeting. For more information, see “ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION” in this Proxy Statement.

Details of Compensation Program

The nature of the Company’s operations and competitive considerations have led the Committee to design and employ compensation programs that we believe are comparable to compensation programs widely used in the natural gas operations and utility infrastructure services industries, as applicable. To accomplish our objectives, our programs are designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of our programs, and both individual and overall Company performance can impact an NEO’s level of compensation on an annual basis.

39 Southwest Gas Holdings 2019 Notice and Proxy

Why We Pay Each Element
The elements of executive compensation for the NEOs and the purpose for providing each element are described below:

Element	Purpose	Summary of Features
Base Salary	¤Recognize leadership responsibilities and value of executive’s position to the Company. ¤Serve as a competitive compensation foundation.

¤Targeted at 50th percentile of relevant peer group companies.
¤Adjustments are made based upon the value of the position to the business, individual performance and pay relative to the appropriate market.

Annual Incentive Plans	¤Encourage and reward NEO contributions in achieving short-term performance goals. ¤Align management interests with customers and shareholders. ¤Address individual performance goals for the NEOs.	¤Awards paid out annually in cash. ¤NEO award values are subject to downward adjustment for failure to satisfy individual goals. ¤No awards paid if financial performance is below certain minimum levels.
Long-Term Incentives	¤Provide executives with long-term performance goals to work toward. ¤Align management interests with customers and shareholders. ¤Retain management with awards subject to service vesting.

¤Centuri’s long-term incentive is a cash plan, but will include an opportunity for time-lapse restricted stock units and Performance Shares in 2019 .
¤Southwest Officers receive long-term incentives through both time-lapse restricted stock units and Performance Shares.
¤Centuri and Southwest performance awards are earned based on three-year financial performance.

Executive Health, Welfare and Retirement Benefits	¤Provide executives reasonable and competitive benefits. ¤Encourage savings for retirement. ¤Retain executives with pension benefits subject to service vesting.

¤Health and welfare benefits consistent with standard benefits provided to all employees.
¤401(k) plan and non-qualified deferred compensation plans allow for deferral of compensation and Company contributions.
¤Qualified and supplemental non-qualified pension benefits.

Southwest Change in Control Agreements

¤Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.
¤Enables executives to maintain objectivity with respect to merger or acquisition offers considered by the Board.

¤Double trigger change in control severance agreements without any excise tax gross-up.
¤Accelerated vesting of equity awards upon certain terminations following change in control.
¤Potential increase to supplemental pension benefit.

Centuri CEO Employment Agreement

¤Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.
¤Provide an incentive to enter into executive employment relationship.
¤Protect the Company’s interests.

¤Two-year term, with automatic renewals.
¤Provides change in control severance and severance outside of change in control scenario.
¤Supplemental deferred compensation contributions.
¤Non-competition and non-solicitation restrictive covenants.

Base Salaries
Salaries for the Company’s NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group and additional salary survey data for similar positions. The competitive market processes discussed above were used by the Committee to help ensure that salaries are reasonable, competitive and properly address position responsibility. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and are subject to mid-year adjustment to realign salaries with market levels after taking into consideration individual responsibilities, performance, inflation and experience.

40 Southwest Gas Holdings 2019 Notice and Proxy

Annual Incentive Compensation
We establish cash incentive opportunities on an annual basis, expressed as a percentage of each individual’s base salary. The target level of annual incentive opportunities granted to Southwest Officers is based primarily on the competitive compensation benchmarking. The value of Mr. Daily’s incentive was largely the product of the negotiation of his employment agreement, as discussed above, but based on recent rebalancing the Committee determined that it falls within a reasonable range for his position. The target incentive opportunities for the NEOs were set at the following percentages of base salary for 2018:

Incentive Opportunities (% of salary)
John P. Hester	100%
Gregory J. Peterson	60%
Paul M . Daily	100%
Karen S. Haller	65%
Eric DeBonis	50%
Roy R. Centrella (Retired)	60%
Southwest Annual Incentives. Annual incentive opportunities are payable entirely in cash.
The 2018 performance measures for Southwest Officers were tied to measures of financial performance, customer satisfaction, productivity and safety. For 2018, the Committee derived the targets for our four performance measures as follows:

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Adjusted Net Income. The primary financial measure is adjusted net income, which is measured on a consolidated basis for Messrs. Hester, Peterson, and Centrella and Ms. Haller because of their influence over both of the Company’s business segments, and measured solely for the utility segment for Mr. DeBonis. Both adjusted net income measures were designed to exclude the impact of Company-owned life insurance and benefits of TCJA tax reforms to more closely represent Company-driven outcomes. The target for the adjusted net income component was $168.5 million on a consolidated basis and $129 million for the utility segment, which were derived from Company and Southwest business plans and budgets.

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Customer Satisfaction. The customer satisfaction measure is based on independent customer surveys conducted in each of our utility operating divisions. The target for this component was 92% customer satisfaction, the same as 2017's target.

■
Productivity. The productivity measure was designed to reward success in reaching a predetermined level of operations and maintenance expense per customer. The target was $213 per customer (including non-service pension costs), which represents a 2% increase from the Company's 2017 target.

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Safety. The Committee chose the two components of the safety performance measure because they are oriented toward incidents associated with the Company’s gas distribution systems and thereby linked to risks in areas such as regulation, operations, reputation and franchise value. The Company’s 2018 target for damage per 1,000 tickets is 1.50, a higher level of achievement than the American Gas Association peer median. The target for incident response time within 30 minutes was 70%, representing a 1% improvement from the Company’s 2017 target.

For plan year 2018, the weighting of the measures was as follows: Adjusted Net Income: 40%; Customer Satisfaction: 20%; Productivity: 20%; and Safety: 20%. Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 70% (at threshold) to 100% (at target) to 140% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. No awards are paid with respect to any measure if 80% of target adjusted net income is not achieved. We determine actual payouts through linear interpolation.

41 Southwest Gas Holdings 2019 Notice and Proxy

The thresholds, targets and maximums and actual results under the four core performance measures for 2018 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting	Payout %
Adjusted Net Income:
Consolidated (000s)(1)	$151,650	$168,500	$185,350	$179,927	40%	50.85%
Utility (000s)(1)	$119,970	$129,000	$138,030	$134,632	40%	49.98%
Customer Satisfaction	88%	92%	95%	95.10%	20%	28.00%
Productivity (O&M/Customer)	$216	$213	$210	$211.04	20%	25.23%
Safety:
Damage per 1,000 Tickets	1.80	1.50	1.20	1.43	10%	10.93%
Response Times w/in 30 Min.	67%	70%	73%	70.10%	10%	10.13%
Total:
Consolidated						125%
Utility						124%

(1)
In the calculation of actual results under the adjusted net income measures, the Committee excluded the aggregate impact of the TCJA and earnings impacts of Company-owned life insurance policy value changes. Additionally, for consolidated adjusted net income, the Committee excluded net costs related to the acquisition of Linetec Services LLC in November 2018 and IntelliChoice Energy, LLC expense accruals.

The Committee has the discretion to reduce an NEO’s overall award that would otherwise be earned for failure to satisfy individual performance goals. The Committee reviews the CEO’s individual performance to determine whether there will be any downward adjustment. For 2018, individual performance goals for the CEO centered on promoting fundamental business strategies, maximizing customer and shareholder value, pursuing regulatory initiatives and overseeing the utility infrastructure services segment.
The CEO reviews the other executive officers’ individual performances to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the CEO recommends a downward adjustment in the performance awards, the CEO will bring the matter before the Committee for review and approval. Mr. Peterson’s goals were centered on investor relations activities, financial planning and execution, external reporting, regulatory compliance and strategic planning matters. Ms. Haller’s goals pertain to legal matters, corporate ethics and compliance, enterprise risk management and the corporate secretary, gas resources, human resources and administrative functions. Mr. DeBonis’ goals were directed to maintaining system safety and reliability, controlling operating costs and enhancing customer service. The individual performance goals for the CEO and other eligible Southwest Officers were satisfied, and there were no reductions in their awards in respect to 2018.
Adjusted net income, both on a consolidated and utility segment basis, exceeded 80% of our target, and achievements under the performance measures aggregated for a payout of 125% of the target incentive award opportunity for Ms. Haller and Messrs. Hester, Peterson and Centrella and 124% of target for Mr. DeBonis. These aggregated percentage payouts are multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual award. The following table details the actual payouts associated with the 2018 annual incentive awards for the eligible Southwest Officers:

	Incentive Opportunities (% of salary)	Total Achievement of Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned ($)
John P. Hester	100%	125%	125.0%	$1,125,000
Gregory J. Peterson	60%	125%	75.0%	$279,120
Karen S. Haller	65%	125%	81.3%	$341,250
Eric DeBonis	50%	124%	62.0%	$207,700
Roy R. Centrella (Retired) (1)	60%	125%	18.8%	$80,625
(1) Mr. Centrella's incentive award was prorated based on his retirement date.
Centuri Annual Incentives. For Centuri, the Committee selected financial performance and safety goals for the 2018 annual incentive opportunities.

■	Financial Measure. The primary financial measure is pretax income, with a target of $60.9 million, which was derived from Centuri’s business plans and budgets.

42 Southwest Gas Holdings 2019 Notice and Proxy

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Safety. The safety goal is based on the American Gas Association days away from work, restricted or transferred (DART) incident rate, the industry standard measurement for safety. The target of 1.0 represents a significantly better score than the median of Centuri’s competitors.

For plan year 2018, the weighting of the measures was as follows: Pretax Income: 75% and Safety: 25%.
Actual awards for each measure are determined as of year-end by comparing Centuri performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 65% (at threshold) to 100% (at target) to 170% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. We determine actual payouts through linear interpolation.
The thresholds, targets and maximums and actual results under the two performance measures for 2018 are set forth below:

Measure	Threshold	Target	Maximum	Actual(1)	Weighting	Payout %
Pretax Income	$42.6 million	$60.9 million	$76.1 million	$71.7 million	75%	150%
Safety (DART)	1.62	1.00	0.31	0.69	25%	131%
Total						145%
(1) In the calculation of actual results under the pretax income measure, the Committee excluded net costs related to the acquisition of Linetec Services LLC in November 2018 and IntelliChoice Energy, LLC expense accruals.
No awards are paid in any year unless 50% of target pretax income is achieved. In 2018, pretax income exceeded 50% of target, and achievements under the other performance measure aggregated for a payout of 145% of the target incentive award opportunity for Mr. Daily. The aggregated percentage payout is multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual award. The following table details the potential and actual payouts associated with the 2018 annual incentive award to Mr. Daily:

	Incentive Opportunities (% of salary)	Total Achievement of Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned ($)
Paul M. Daily	100%	145.16%	145.16%	$830,315

Long-Term Incentive Compensation
Our long-term incentive compensation is designed to provide incentives for maintaining long-term performance and strengthening customer and shareholder value over a three-year performance period. Southwest Officers are incentivized with equity compensation. Centuri maintains a cash based long-term incentive plan for Centuri executives, including Mr. Daily, but beginning in 2019, Mr. Daily will also be eligible to be awarded Company equity as a long-term incentive. The Committee based the value of incentive awards granted to Southwest Officers primarily on the competitive compensation benchmarking, while the value of Mr. Daily’s incentive award was largely the product of the negotiation of his employment agreement, but was rebalanced in 2018. For 2018, the target long-term incentive opportunities for the NEOs were set at the following percentages of base salary:

	Incentive Opportunities (% of salary)
	RSUs	Performance Shares	Cash	Total
John P. Hester	60%	140%	—	200%
Gregory J. Peterson	15%	15%	—	30%
Paul M. Daily	—	—	70%	70%
Karen S. Haller	30%	70%	—	100%
Eric DeBonis	30%	60%	—	90%
Roy R. Centrella (Retired)	30%	70%	—	100%
Mr. Centrella's long-term incentive payment will be prorated based on his retirement date.
Southwest Long-Term Incentives. Long-term incentives for the Southwest Officers are composed of time-lapse RSUs and Performance Shares. The CEO’s target long-term opportunity for the three-year performance period

43 Southwest Gas Holdings 2019 Notice and Proxy

beginning in 2018 is 200% of base salary, 70% in the form of Performance Shares and 30% granted as time-lapse RSUs.

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RSUs. The Committee believes that grants of time-lapse RSUs promote and encourage long-term retention and service to the Company, align the interests of our NEOs with those of our customers and shareholders through increased share ownership, and provide a balanced approach to long-term compensation. At its February 2018 meeting, the Committee approved the 2018 grants under this program, which the Board approved. The number of RSUs granted was determined based on the closing price for our Common Stock for the last trading day of 2017 ($80.48 per share). The time-lapse RSUs granted in 2018 vest 40% one year after the award date and 30% following each of the next two years, assuming continued service.

The table below illustrates the target long-term incentive opportunity granted as time-lapse RSUs, and the number granted:

	RSU Component (% of salary)	RSU Component ($)	RSUs Granted (#)
John P. Hester	60%	$495,000	6,151
Gregory J. Peterson	15%	$37,200	462
Karen S. Haller	30%	$113,100	1,405
Eric DeBonis	30%	$96,600	1,200
Roy R. Centrella (Retired)	30%	$129,000	1,603

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Performance Shares. The Committee believes that the payment of long-term incentive compensation in the form of Performance Shares, measured over a three-year performance period, rewards our NEOs for improved financial performance of the Company, thereby giving them an incentive to enhance long-term customer and shareholder value. The target number of Performance Shares granted was determined based on the closing price for our Common Stock for the last trading day of 2017 ($80.48 per share). Performance Shares granted in 2018 are earned upon achievement of financial performance goals for the three-year period from 2018 through 2020.

The table below illustrates the target long-term incentive opportunity granted as Performance Shares, and the number of Performance Shares granted:

	PS Component (% of salary)	Target PS Component ($)	Target PSs Granted (#)
John P. Hester	140%	$1,155,000	14,351
Gregory J. Peterson	15%	$37,200	462
Karen S. Haller	70%	$263,900	3,279
Eric DeBonis	60%	$193,200	2,401
Roy R. Centrella (Retired) (1)	70%	$301,000	3,740

(1)	Mr. Centrella will be paid a prorated amount based on his time of service during the performance period. He will receive his award after the performance periods conclude.

For Performance Shares granted in 2018 to Messrs. Hester and Centrella and Ms. Haller, 60% are earnable based on a consolidated earnings per share (“EPS”) performance measure, and 40% are earnable based on a utility segment return on equity (“ROE”) performance measure. For Mr. DeBonis and Mr. Peterson, 60% of the Performance Shares are based on utility segment net income, and 40% are based on ROE. Since Mr. Peterson became an NEO after the Performance Share grant was made, his grant was made based on utility segment net income and ROE. Each of these measures is adjusted to remove the impact of Company-owned life insurance.
At its meeting in February 2018, the Committee established the threshold, target and maximum performance levels upon which Performance Share awards would be based for the 2018 through 2020 performance period and awarded grants of Performance Shares to the Southwest Officers, which were later approved by the Board. The target levels were based on Company and Southwest business plans and budgets and took into account such factors as budgeted capital expenditures, expected growth within the markets that the Company serves, competitive factors from other service providers, and other business considerations embedded in the Company’s annual business planning process. The following table shows the three-year performance criteria for such period:

44 Southwest Gas Holdings 2019 Notice and Proxy

Performance Level	EPS ($)		Utility Net Income (000s)			Return on Equity (%)	Base Percentage (%) of Target Award Earned(1)
Below Threshold	<$	9.45	<$	379,440	<	6.50%	No award
Threshold		$9.45		$379,440		6.50%	50%
Target		$10.50		$408,000		7.50%	100%
Maximum		$11.55		$436,560		8.50%	150%

(1)	Subject to upward or downward adjustment based on total shareholder return performance relative to a peer group.
Linear interpolation will be used to compute the percentage of the target award earned. The awards are payable in the form of Common Stock with the Southwest Officers also receiving cumulative dividend equivalents over the three-year performance period on such awards to the extent the underlying shares are earned.
If threshold performance is met, a base number of Performance Shares in a range of 50% to 150% of the target number will be earned, subject to modification based on total shareholder return relative to a peer group. Total shareholder return of the Company over the three-year period, plus dividends will be compared to total shareholder returns of peer companies in the Bloomberg Transmission Distribution List. Relative performance that places the Company at or above the 75th percentile of the peer group would result in maximum upward adjustment of the number of shares of Common Stock earned by 30%, performance in the range between the 25th and 75th percentiles would result in no adjustment, and performance at or below the 25th percentile of the peer group would result in maximum downward adjustment by 15% (provided that if a base number of shares is earned, the lowest percentage of the target number that will vest is 50%).
The Committee included the total shareholder return feature to link performance under the respective performance measures with the market’s reaction to that performance. The Committee determined that the modifier should not be symmetrical because Performance Shares are 100% at risk as currently designed.

Centuri Long-Term Incentives. Because Centuri typically accounted for less than 20% of the Company’s business on a net income basis, we have not historically granted Company equity awards to Centuri executives. However, the Committee recognized that the Centuri share of the business mix is increasing and determined to strengthen the link to Company performance through granting Company equity to the Centuri Chief Executive Officer for part of his long-term incentives commencing in 2019. For other Centuri officers, long-term incentives for Centuri are paid solely in the form of cash awards based on the achievement of Centuri-specific performance goals to provide Centuri executives with an incentive to enhance the significant component of shareholder value over which they have the most influence. The table below illustrates the target long-term incentive opportunity granted to Mr. Daily for the performance period from 2018 through 2020:

	Target Cash Long- Term Incentive (% of salary)	Target Cash Long- Term Incentive ($)
Paul M. Daily	70%	$385,000
The payment of incentive compensation under Centuri’s long-term cash plan is measured by Centuri’s compounded enterprise value (“EV”) growth rate over a three-year performance period. EV is defined as earnings before interest taxes and depreciation (“EBITDA”) for Centuri multiplied by an EBITDA multiple determined by the Committee at the beginning of the performance period minus Centuri net debt.
At its meeting in May 2018, the Committee established the threshold, target and maximum performance levels of EV growth for Centuri from the baseline of Centuri’s EV as of 2017 year-end. The target EV growth rate level was based on Centuri’s business plan and budget and took into account such factors as budgeted capital expenditures, expected growth within the markets that Centuri serves, competitive factors from other service providers and other business considerations embedded in Centuri’s annual business planning process. The following table summarizes the performance goals for the performance period from 2018 through 2020:

45 Southwest Gas Holdings 2019 Notice and Proxy

Performance Level	Three-Year Compounded EV Growth	Percentage (%) of Target Award Earned
Below Threshold	<6.1%	No award
Threshold	6.1%	25%
Target	15.8%	100%
Maximum	33.1%	200%
Linear interpolation will be used to compute the percentage of the target award earned. Awards under the plan are to be paid in cash following the end of the performance period.
For the performance period from 2019 through 2021, Mr. Daily’s long-term incentive opportunity will be 120% of base salary in connection with the ability to earn Company equity for part of his long-term incentive.
Perquisites
The Company provides a limited number of perquisites to its executive officers. The NEOs receive car allowances, annual allowances for physical examinations, and an allowance once every three years to assist in financial and estate planning. Senior executive officers are also provided social club memberships. The CEO of Centuri also receives life insurance as a perquisite.
Retirement Benefits
Southwest Retirement Benefits. Four retirement benefit plans are available to the Southwest Officers. Two of the plans, the Retirement Plan for Employees of Southwest (“Retirement Plan”) and the Employee Investment Plan ("EIP"), both tax-qualified plans, are available to all Southwest employees. Two additional plans are offered to officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). These additional plans were established to attract and retain qualified executives and to address the dollar limitations imposed on the two tax-qualified plans.

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Retirement Plan. Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service.

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SERP. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 - 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.

■
EIP. Southwest Officers may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. There are no employer matching contributions for executive deferrals into the EIP.

■
EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of annual salary, which vest immediately. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (the “Bond Rate”). At retirement or termination, with five years of service with the Company, the Southwest Officers will receive EDP balances paid out at the election of the participant over a period of 10, 15 or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1st for the five years prior to the start of retirement.

Centuri Retirement Benefits. Centuri maintains three plans which provide retirement benefits for the Centuri executives, including Mr. Daily: a 401(k) plan, a non-qualified deferred compensation plan and the Centuri Long-Term Capital Investment Plan (“LTCIP”).

■
Centuri 401(k) Plan. Mr. Daily receives matching contributions from Centuri to his account in the Centuri 401(k) Plan, consistent with all other employees participating in the plan. Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary and 50% on the next 2%. All matching contributions are subject to certain limits as determined by law.

46 Southwest Gas Holdings 2019 Notice and Proxy

■
Non-Qualified Deferred Compensation Plan. Under a nonqualified deferred compensation plan maintained by Centuri, certain employees, including Mr. Daily, are permitted to voluntarily defer receipt of up to 80% of base salary and up to 80% of other cash compensation. Employer matching contributions in the deferred compensation plan were equal to the first 4% of the compensation deferred by the employee under the plan. Matching contributions vest immediately. Participants may allocate deferred cash amounts among (i) a group of notional accounts that mirror the gains and/or losses of various investment alternatives that do not provide for above-market or preferential earnings and (ii) an account with returns based on Centuri’s financial performance (“Performance Fund”) pursuant to the LTCIP.

■
LTCIP. The LTCIP requires Mr. Daily to invest at least 50% of his annual incentive compensation in the Performance Fund until he meets the established investment requirement of three times his base salary. Beginning in 2019, the LTCIP investment requirement will be two times his salary as part of the rebalancing process. Performance Fund investments grow or depreciate based on the average of the Centuri’s period to period EBITDA growth rate over the three most recently completed fiscal years. The maximum annual loss of the Performance Fund is negative five percent and the maximum annual gain is fifteen percent. As an incentive to Mr. Daily joining Centuri, Centuri agreed to make contributions on Mr. Daily’s behalf to the Performance Fund in the amount of $250,000 on both the first and second anniversaries of his hire date. The Centuri contribution counts towards Mr. Daily’s total investment requirement under the LTCIP, but it does not negate his obligation to contribute at least 50% of his annual incentive compensation each year until the investment requirement is met.

Executive Agreements
Southwest Change in Control Agreements. The Company offers change in control agreements to the Southwest Officers to align their interests with shareholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of shareholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring entities subject to utility regulation. These change in control agreements do not include gross-up payments to reimburse the executive for certain excise taxes imposed under Internal Revenue Code Section 4999. Instead, the change in control agreements employ a “best net” approach whereby change in control benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer after the application of the excise taxes under Code Section 4999.
In February 2018, the Committee removed the value of long-term incentives from the calculation of cash severance payable under the change in control agreements. The Committee believes this modification better aligns the agreements with the relevant market and best practices.

The terms of the change in control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are discussed in more detail under “Post-Termination Benefits” below.
Centuri CEO Employment Agreement. Centuri is currently a party to an employment agreement with Mr. Daily (“Employment Agreement”). Under the terms of the Employment Agreement, Mr. Daily is entitled to payments and benefits upon certain terminations of employment both in the absence of and following certain change in control events of Centuri or the Company. The termination provisions of the Employment Agreement provide Mr. Daily with a fixed amount of compensation upon termination as an incentive to forgo other opportunities in order to join or maintain employment with Centuri. At the time of entering into this agreement, we considered our aggregate potential obligations in the context of the desirability of hiring Mr. Daily, as well as the benefits of securing non-competition and other restrictive covenants included in the Employment Agreement. The Employment Agreement does not contain excise tax gross-up provisions and employs a “best net” approach to potential change in control severance payments.
More detailed discussion of the Employment Agreement, as well as an estimate of the compensation that would have been payable had various provisions been triggered as of fiscal year-end, are described in “Post-Termination Benefits” below.

Analysis of Risk in Company Executive Compensation Policies

On an annual basis, the Committee reviews, analyzes and considers whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. In 2018, the Committee concluded that the Company’s compensation policies and practices do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

47 Southwest Gas Holdings 2019 Notice and Proxy

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another "covered employee" (as defined by Section 162(m)), or was such an employee beginning in any year after 2017.   Prior to 2018, the Compensation Committee designed certain payments and awards intended to be exempt from this deduction limit as “performance-based compensation.”  The Tax Cuts and Jobs Acts, however, eliminated the “performance-based compensation” exception under Section 162(m) effective January 1, 2018, subject to a special rule that “grandfathers” certain awards or arrangements that were in effect on or before November 2, 2017. There can be no assurance that compensation structured prior to 2018 with the intent of qualifying as performance-based compensation will be deductible under Section 162(m), depending on the application of the grandfather rule.  Additionally, compensation awarded in 2018 and future years to covered employees in excess of $1 million also will generally not be deductible.  The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the NEOs as the Committee may determine is in the best interest of the Company and its shareholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Committee's compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

COMPENSATION COMMITTEE REPORT
As a part of the Committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the Committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.
The Committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that this Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and this Proxy Statement.
Compensation Committee
Stephen C. Comer (Chair)
Thomas E. Chestnut
LeRoy C. Hanneman, Jr.
Anne L. Mariucci
Michael J. Melarkey
A. Randall Thoman
Leslie T. Thornton

48 Southwest Gas Holdings 2019 Notice and Proxy

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table (2018, 2017 and 2016)

The following table includes information concerning compensation during 2018, 2017 and 2016 for the named executive officers, whom we refer to as the “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(10)	Total ($)
John P. Hester	2018	858,288	—	1,418,123	1,125,000	651,174	43,900	4,096,485
President and Chief Executive Officer	2017	783,082	—	2,519,453	998,250	2,212,905	48,592	6,562,282
	2016	699,344	250,000	954,002	553,725	1,289,082	40,127	3,786,280
Gregory J. Peterson(8)	2018	335,353	—	63,944	279,120	274,074	23,783	976,274
Senior Vice President/ Chief Financial Officer	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—
Paul M. Daily(8)	2018	564,556	—	—	830,315	32,557	318,223	1,745,651
President and Chief Executive Officer for Centuri	2017	535,570	—	—	609,310	20,114	302,058	1,467,052
	2016	—	—	—	—	—	—	—
Karen S. Haller	2018	402,742	—	324,020	341,250	56,380	35,183	1,159,575
Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary	2017	365,822	—	625,499	273,702	672,820	39,113	1,976,956
	2016	343,492	125,000	332,155	171,896	328,869	35,655	1,337,067
Eric DeBonis	2018	327,770	—	249,074	207,700	26,831	36,951	848,326
Senior Vice President/ Operations Southwest Gas Corporation	2017	314,734	—	504,208	207,690	502,799	31,318	1,560,749
	2016	301,683	—	181,412	147,393	161,968	33,031	825,487
Roy R. Centrella(9)	2018	104,849	—	369,571	80,625	96,449	238,350	889,845
Senior Vice President/ Chief Financial Officer (Retired)	2017	418,822	—	709,292	312,180	555,690	40,632	2,036,616
	2016	398,743	125,000	348,350	197,415	264,002	38,944	1,372,454

(1)	Amounts shown in this column include any amounts deferred by the NEOs into 401(k) and nonqualified deferral plans.

(2)	Amounts shown in this column represent the cash portion of the additional compensation provided to Messrs. Hester and Centrella and Ms. Haller in November 2016.

(3)
Amounts shown in this column represent the aggregate grant date fair value of awards of Performance Shares and time-lapse RSUs granted in 2016, 2017 and 2018. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the Common Stock share price on the date of grant. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. The assumptions used to calculate these amounts are included in “Note 12 – Share-Based Compensation” of Exhibit 13.01 to our 2018 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures. Performance Share values were calculated based on the probable outcome of the performance condition as of the grant date, which was determined to equal target performance. Performance Shares generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain company financial targets and shareholder returns. The final amount of earned Performance Shares can range from 0% to a maximum of 195% (assuming the highest level of performance) of the amount of unearned Performance Shares granted, and upon settlement, shares of Common Stock are issued for each earned Performance Share. The value of Performance Shares granted in 2018, assuming achievement of the highest level of performance for the three-year performance period ending December 31, 2020 and using the closing price of Common Stock as of the date of grant in accordance with ASC Topic 718, would be as follows: for Mr. Hester,

49 Southwest Gas Holdings 2019 Notice and Proxy

$1,935,722; for Mr. Peterson, $62,322; for Ms. Haller, $442,273; for Mr. DeBonis, $323,785; and for Mr. Centrella, $504,457. Due to his retirement, Mr. Centrella's Performance Share value will be a prorated amount based on his time of service during the performance period. The time-lapse RSUs granted in 2018 vest either three years after grant or in annual installments over the course of the three years following the grant, depending on the applicable award program and assuming the NEO continues to meet the requirements for vesting. Award agreements for Performance Shares and time-lapse RSUs give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.

(4)	Amounts shown in this column represent the cash awards paid in 2017, 2018 and 2019 for services performed in 2016, 2017 and 2018, respectively.

(5)
The aggregate change in the actuarial present value of the Southwest Officers’ accumulated benefit under the Retirement Plan and the SERP for 2018 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned by NEOs on executive deferral plan balances for 2018 are as follows:

	Increase in Pension Values	Above-Market Interest
Mr. Hester	$519,110	$132,064
Mr. Peterson	249,156	24,918
Mr. Daily	—	32,557
Ms. Haller	23,819	32,561
Mr. DeBonis	—	26,831
Mr. Centrella (Retired)	—	96,449
No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.

(6)	Centuri’s LTCIP contribution and employer matching contributions under the EDP for Southwest Officers and Centuri’s 401(k) and nonqualified deferral plan for Mr. Daily in 2018, were as follows:

	LTCIP Contribution	Matching Contributions
Mr. Hester	$	$28,875
Mr. Peterson		11,614
Mr. Daily	250,000	35,245
Ms. Haller		14,008
Mr. DeBonis		8,410
Mr. Centrella (Retired)		6,024
As discussed in our Compensation Discussion and Analysis, Centuri agreed to make $250,000 in contributions to the LTCIP on Mr. Daily’s behalf on the first and second anniversaries of his hire date pursuant to Mr. Daily’s employment agreement to incentivize his employment with Centuri. Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary under its 401(k) plan. Thereafter, Centuri matches 50% of Mr. Daily’s pre-tax contributions up to the next 2% of his base salary. All matching contributions are subject to certain limits as determined by law, and Mr. Daily received $11,000 of matching contributions in the 401(k). Employer matching contributions in Centuri’s nonqualified deferral plan are equal to the first 4% of the compensation deferred under the plan, and Mr. Daily received $24,245 of matching contributions in the nonqualified deferral plan. Matching contributions to Southwest Officers under the EDP equal 50% of the amount deferred by each officer up to 3.5% of the officer’s respective annual salary.

(7)
The aggregate incremental costs of the perquisites and personal benefits to the NEOs are based on the taxable value of the personal use of company cars, while the car allowance, club dues, life insurance, financial planning and physicals are based on the cost to the Company. Certain NEOs also received nominal amounts for home internet access. The life insurance benefit provided to the Southwest Officers is available generally to all salaried employees, so cost information is omitted from the table below. For Mr. Daily, the life insurance cost relates to purchase of $1,010,000 in coverage for him. The perquisites and personal benefits, by type and amount, for 2018 are as follows:

	Car Allowance	Club Dues	Physicals	Financial Planning	Life Insurance
Mr. Hester	$10,050	$2,475	$2,500	—	—
Mr. Peterson	$9,419	—	$2,500	—	—
Mr. Daily	$28,265	—	—	—	$4,713
Ms. Haller	$14,040	$4,635	$2,500	—	—
Mr. DeBonis	$16,906	$7,635	$2,500	$1,500	—
Mr. Centrella (Retired)	$2,864	$1,860	—	$5,000	—

(8)
In April 2016, Mr. Daily was appointed as President and Chief Executive Officer of Centuri Construction Group, Inc. Prior to 2017, he was not a named executive officer of the Company. Mr. Peterson became Senior Vice President/Chief Financial Officer of the Company in 2018. Prior to that date he was not a named executive officer of the Company.

50 Southwest Gas Holdings 2019 Notice and Proxy

(9)
Mr. Centrella retired from the Company, effective March 30, 2018. The amount in the "All Other Compensation" column includes for Mr. Centrella (i) $35,136 for the value of his Company car, $57,884 in paid-out vacation, $7,500 for a retirement gift, $1,819 for the value of his electronic devices; and (ii) retirement benefits of $94,807 and $25,456 received in 2018 under the Retirement Plan and SERP.

(10)	A charitable donation of $250 made by the Company on behalf of Mr. Peterson is included in the amount shown for Mr. Peterson in the "All Other Compensation" column.

51 Southwest Gas Holdings 2019 Notice and Proxy

Grants of Plan-Based Awards (2018)

The following table sets forth information regarding each grant of an award made under our Incentive Plans to our NEOs during the fiscal year ended December 31, 2018. All awards were granted on February 23, 2018, except for Mr. Daily’s long-term cash incentive, which was granted on May 2, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)		Grant Date Fair Value Of Stock Awards(3) ($)
Name	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Hester	Annual Cash(1)	630,000	900,000	1,260,000	—	—	—	—		—
	Performance Shares	—	—	—	7,176	14,351	27,985	—		992,686
	RSUs	—	—	—	—	—	—	6,151	(4)	425,437
Gregory J. Peterson	Annual Cash(1)	156,307	223,296	312,614	—	—	—	—		—
	Performance Shares	—	—	—	231	462	901	—		31,972
	RSUs	—	—	—	—	—	—	462	(4)	31,972
Paul M. Daily	Annual Cash(1)	371,800	572,000	972,400	—	—	—	—		—
	Long-Term Cash(5)	96,250	385,000	770,000	—	—	—	—		—
Karen S. Haller	Annual Cash(1)	191,100	273,000	382,200	—	—	—	—		—
	Performance Shares	—	—	—	1,640	3,279	6,394	—		226,814
	RSUs	—	—	—	—	—	—	1,405	(4)	97,206
Eric DeBonis	Annual Cash(1)	117,250	167,500	234,500	—	—	—	—		—
	Performance Shares	—	—	—	1,200	2,401	4,681	—		166,049
	RSUs	—	—	—	—	—	—	1,200	(4)	83,025
Roy R. Centrella (Retired)	Annual Cash(1)	180,600	258,000	361,200	—	—	—	—		—
	Performance Shares	—	—	—	1,870	3,740	7,293	—		258,700
	RSUs	—	—	—	—	—	—	1,603	(4)	110,871

(1)
The amounts reflect the estimated payments which could have been made under the annual cash component of our incentive compensation program, based upon the participant’s annual salary as of the date presented. The program provides that executive officers may receive annual cash incentive awards based on performance and profitability measures. The committee establishes annual target awards for each such officer. The actual amounts received by the NEOs for 2018 performance under the program are set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Annual cash incentives are described in further detail under “Compensation Discussion and Analysis – Incentive Compensation – Annual Incentive Compensation.”

Southwest Gas Holdings 2019 Notice and Proxy 52

(2)
The amounts shown represent the number of shares of Common Stock that could be earned with respect to Performance Shares granted in 2018 under the long-term performance component of our incentive compensation program. The number of Performance Shares that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2020, and the number of shares can range from 50% at threshold to a maximum of 150% of the target number, subject to 30% upward, or 15% downward, adjustment based on a total shareholder return modifier. When threshold performance is achieved, the number of shares earned will not be adjusted below 50% of the target number. Mr. Centrella will be paid a prorated amount based on his time of service during the performance period. Performance Shares are described in further detail under “Compensation Discussion and Analysis – Incentive Compensation – Long-Term Incentive Compensation.”

(3)
The amounts shown reflect the aggregate grant date fair value (based on the closing price of Common Stock on the date of grant) of time-lapse RSUs or Performance Shares granted on February 23, 2018 to the NEOs, calculated in accordance with FASB ASC Topic 718. With respect to the Performance Shares granted, the amount represents the grant date fair value of the target award.

(4)
The amounts shown represent the number of time-lapse RSUs that were granted in 2018 under the long-term component of our incentive compensation program. Except for Mr. Centrella, the RSUs awarded vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2019. For further details regarding the 2018 long-term components of our incentive compensation program, see “Compensation Discussion and Analysis – Incentive Compensation – Long-Term Incentive Compensation.”

(5)
The amounts reflect the estimated payments which could be made under the long-term cash component of Mr. Daily’s incentive compensation, based upon his annual salary as of December 31, 2017 as required under the Centuri LTIP for 2018. The program provides that Mr. Daily may receive a cash incentive award based on performance and profitability measures. The amount of the award that will become earned and payable will be determined after completion of the three-year performance period ending December 31, 2020, and the value can range from 10% of the target value at threshold to a maximum of 170% of the target value. This program is described in further detail under “Compensation Discussion and Analysis – Incentive Compensation – Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth information regarding unvested time-lapse RSUs and Performance Share awards for each of the NEOs, in each case, outstanding as of December 31, 2018.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John P. Hester	25,978	1,987,347	29,167	2,231,276
Gregory J. Peterson	2,993	228,930	965	73,823
Paul M. Daily	—	—	—	—
Karen S. Haller	7,155	547,387	6,801	520,277
Eric DeBonis	6,211	475,130	5,013	383,495
Roy R. Centrella (Retired)(5)	—	—	7,785	595,553

(1)
There were no securities underlying either unexercised stock options, which were exercisable or unexercisable, or unexercised unearned options granted under any equity incentive plan at the end of fiscal 2018.

(2)
Represents time-lapse RSUs, which vest either three years after grant or in annual installments over the course of the three years following the grant, depending on the applicable award program and assuming the NEO continues to meet the requirements for vesting, as reflected in the following tables. Grants in 2018 reflected below include amounts discussed in footnote (4) to the “Grants of Plan-Based Awards (2018)” table.

Outstanding time-lapse RSUs with three-year cliff vesting, including dividends reinvested, vest as follows:

	Grants in 2016 Vests in January 2019	Grants in 2017 Vests in January 2020	Grants in 2018 Vests in January 2021(*)
Mr. Hester	5,510	5,027	—
Mr. Peterson	909	687	—
Mr. Daily	—	—	—
Ms. Haller	2,008	1,560	—
Mr. DeBonis	1,785	1,338	—
Mr. Centrella (Retired)	—	—	—
 (*) The incentive program was changed in 2017 to provide for payouts in cash only, so there will be no more outstanding unvested time-lapse RSUs under that program after January 2020.

53 Southwest Gas Holdings 2019 Notice and Proxy

Outstanding time-lapse RSUs vesting over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, granted in 2016, 2017 and 2018, including dividends reinvested, vest as follows:

	Grant Year	Vests January 2019	Vests January 2020	Vests January 2021
Mr. Hester	2018	2,529	1,896	1,896
	2017	3,474	3,474	—
	2016	2,173	—	—
Mr. Peterson	2018	190	143	143
	2017	329	329	—
	2016	263	—	—
Mr. Daily	2018	—	—	—
	2017	—	—	—
	2016	—	—	—
Ms. Haller	2018	578	433	433
	2017	813	813	—
	2016	517	—	—
Mr. DeBonis	2018	493	370	370
	2017	698	698	—
	2016	459	—	—
Mr. Centrella (Retired)	2018	—	—	—
	2017	—	—	—
	2016	—	—	—

Vesting provisions of time-lapse RSUs following certain termination events are discussed below under “Post-Termination Benefits.”

(3)	The market value of Common Stock was $76.50 per share, the closing price on the last trading day of 2018.

(4)
Represents Performance Shares. See footnote (2) to the “Grants of Plan-Based Awards (2018)” table and “Post-Termination Benefits” for a discussion of the vesting terms of our Performance Shares. As of fiscal year-end 2018, two tranches of Performance Shares had been granted. Assuming achievement of target performance, the number of Performance Shares indicated (plus accumulated dividends reinvested) will vest following the three-year performance period ending December 31, 2020.

(5)	Mr. Centrella will be paid a prorated amount based on his time of service during the performance period. He will receive his award after the performance periods conclude.
Stock Vested During 2018

The number of shares of Company Common Stock that vested during 2018 and the value realized on vesting (the market price at vesting) are shown in the table. There were no options to purchase Common Stock outstanding during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
John P. Hester	17,307	1,382,456
Gregory J. Peterson	2,343	187,288
Paul M. Daily	N/A	N/A
Karen S. Haller	6,855	548,955
Eric DeBonis	4,546	363,476
Roy R. Centrella (Retired)(2)	15,550	1,236,927

(1)	For purposes of this table, such shares were valued based on the closing share price on the date of distribution.

(2)	Mr. Centrella's stock awards include shares vested according to the normal vesting schedule as well as his retirement distribution.

Southwest Gas Holdings 2019 Notice and Proxy 54

Pension Benefits

We offer two defined benefit retirement plans to the Southwest Officers. They include the Retirement Plan, which is available to all employees of Southwest, and the SERP.
Benefits under the Retirement Plan are based on each Southwest Officer’s (i) years of service with Southwest, up to a maximum of 30 years, and (ii) highest average annual salary over a period of five consecutive years within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with Southwest.
The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50-60% of salary, as shown in the “Salary” column of the Summary Compensation Table. Salary is based on the 12-month average of the highest 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service with Southwest.
Upon retirement, the plans will provide a lifetime annuity to the Southwest Officers, with a 50% survivor benefit to their spouses. No lump sum payments are permitted under the plans.
Messrs. Hester and Peterson are vested in both plans. Mr. Hester would receive full benefits if he were to retire as of the date of this Proxy Statement, while Mr. Peterson's benefits would be reduced by 0.25%. Ms. Haller is vested in both plans, and her benefits would be reduced by 13.75% if she retired as of the date of this Proxy Statement. Mr. DeBonis is vested only in the Retirement Plan and, if he left the Company as of the date of this Proxy Statement, his accrued benefit under the Retirement Plan would be reduced by 58.56% assuming benefits commenced at age 55. Mr. Centrella was vested to receive full benefits upon his retirement on March 30, 2018.

Pension Benefits as of December 31, 2018
The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2018, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
John P. Hester	Retirement Plan	29	2,089,470	—
	SERP	29	5,342,036	—
Gregory J. Peterson	Retirement Plan	21	1,178,106	—
	SERP	21	1,216,037	—
Paul M. Daily	N/A	N/A	N/A	N/A
Karen S. Haller	Retirement Plan	21	1,205,730	—
	SERP	21	1,557,004	—
Eric DeBonis	Retirement Plan	25	1,419,431	—
	SERP	25	933,748	—
Roy R. Centrella (Retired)	Retirement Plan	30	—	94,807
	SERP	30	1,648,321	25,456

(1)
The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 11—Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2018 Annual Report on Form 10-K.

55 Southwest Gas Holdings 2019 Notice and Proxy

Nonqualified Deferred Compensation (2018)

We maintain nonqualified deferred compensation plans under which our NEOs are permitted to defer base salary and other cash compensation. These plans are described in detail under “Compensation Discussion & Analysis—Retirement Benefits.” The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal year 2018.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End($)(3)
John P. Hester	499,125	28,875	245,245	—	3,901,929
Gregory J. Peterson	138,498	11,614	45,675	—	754,284
Paul M. Daily	334,962	274,245	121,719	—	1,308,314
Karen S. Haller	180,443	14,008	60,483	—	1,014,060
Eric DeBonis	73,682	8,410	51,774	—	854,574
Roy R. Centrella (Retired)	211,289	6,024	163,383	83,084	—

(1)	Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

(2)
Deferred compensation earnings, which were above-market, and Company contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest	Company Contributions	Total
Mr. Hester	$132,064	$28,875	$160,939
Mr. Peterson	24,918	11,614	36,532
Mr. Daily	32,557	274,245	306,802
Ms. Haller	32,561	14,008	46,569
Mr. DeBonis	26,831	8,410	35,241
Mr. Centrella (Retired)	96,449	6,024	102,473

(3)	The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2016	2017	2018
Mr. Hester	$544,387	$699,362	$660,064
Mr. Peterson(4)	—	—	175,030
Mr. Daily(4)	—	561,750	641,765
Ms. Haller	124,495	148,885	227,012
Mr. DeBonis	104,387	115,781	108,923
Mr. Centrella (Retired)	277,122	277,507	313,762

(4)	Mr. Peterson became an NEO in 2018, so 2016 and 2017 values are not reported. Mr. Daily became an NEO in 2017, so a 2016 value is not reported.

Post-Termination Benefits

Each Southwest Officer has a change in control agreement, which provides benefits upon certain termination events following a change in control. Centuri is party to an employment agreement with Mr. Daily pursuant to which he is entitled to benefits upon the occurrence of specified termination events, both following and in the absence of a change in control. Incentive programs for the NEOs also provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control. Regardless of the manner in which an NEO’s employment is terminated, the officer is entitled to receive the amount of any accrued but unpaid base salary, amounts contributed (or otherwise vested) under 401(k) or nonqualified deferral plans and amounts accrued and vested through Southwest’s Retirement Plan and SERP.

Southwest Gas Holdings 2019 Notice and Proxy 56

Following Change in Control
The Southwest Officers’ change in control agreements are triggered by certain termination events following a change in control of either the Company or Southwest, and the change in control provision of Mr. Daily’s employment agreement is triggered by certain termination events following a change in control of Centuri or the Company. Covered termination events include (i) the termination of employment by the employer without cause and (ii) termination by the employee as a result of a significant reduction in duties, responsibilities or compensation or a change in location. If a termination event occurs within two years after a change in control (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following benefits (as applicable):

▪	Salary for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily;

▪	Annual incentive compensation for three years for our CEO, two and one-half years for all other Southwest Officers, and two years of incentive compensation for Mr. Daily;

▪
Welfare benefits including the cost of medical, dental, disability, and life insurance coverage under the current employer plans (for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily);

▪	Vesting of unvested pre-2017 time-lapse RSUs;

▪	Additional credit that may affect eligibility, vesting and the calculation of benefits under the SERP; and

▪	Outplacement services of up to $30,000.
A change in control with respect to the Company includes an acquisition by one person or a group of persons of at least 30% of the ownership of the Company, replacement of a majority of incumbent Board members or a merger or similar transaction resulting in more than a 50% change of ownership of the Company. Any of the foregoing events with respect to Southwest constitutes a change in control of Southwest. A change in control with respect to Centuri includes an acquisition by one person or a group of persons of at least 50% of the ownership of Centuri or the sale of substantially all of the assets of Centuri.
Pursuant to their change in control agreements, Southwest Officers agreed not to publicly disparage the Company. In addition, severance payable under the agreements is subject to the Southwest Officers' execution of a release of claims against the Company, which includes a covenant prohibiting disclosure of the Company's confidential information. Mr. Daily's employment agreement contains non-compete and non-solicitation provisions, which apply during his employment and for a period of two years after his employment ends, and also contains confidentiality and non-disparagement provisions.
In addition to benefits provided under the change in control agreements, Performance Share and time-lapse RSU awards of Southwest Officers provide for vesting of awards following a change in control (as described in footnote (1) to the following table).
Under the assumption that a Double Trigger Event occurred on December 31, 2018, based on the terms of the change in control agreements for the NEOs, it is estimated that the NEOs would have received the compensation presented in the following table.

Name	Salary	Incentive Compensation	Welfare Benefits	Stock Acceleration(1)	Outplacement Services	Additional SERP Benefits(2)	Total
John P. Hester	$2,700,000	$2,700,000	$52,965	$2,731,106	$30,000	$336,583	$8,550,654
Gregory J. Peterson	930,400	558,240	41,123	253,538	30,000	—	1,813,301
Paul M. Daily	1,350,000	2,295,000	55,134	N/A	30,000	N/A	3,730,134
Karen S. Haller	1,050,000	682,500	51,573	720,813	30,000	962,092	3,496,978
Eric DeBonis	837,500	418,750	51,278	602,962	30,000	1,280,577	3,221,067

(1)
All time-lapse RSUs of the Southwest Officers would vest upon a Double Trigger Event. A pro rata portion of the target number of Performance Shares based on the number of months of service relative to the three-year performance period would vest upon a Double Trigger Event. As of December 31, 2018, the pro rata amount equaled one-third of the target number. The value of Performance Shares and time-lapse RSUs set forth above is based on the closing price of Common Stock on the last trading day of 2018 ($76.50).

(2)
Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 11—Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2018 Annual Report on Form 10-K.

57 Southwest Gas Holdings 2019 Notice and Proxy

Absent a Change in Control
Southwest Officers. Incentive programs for the Southwest Officers provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control.

■
Annual Incentive Plan. Southwest’s annual cash incentive plan states that if employment terminates as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive a prorated incentive plan payout for the portion of the performance period that the officer was employed. As of December 31, 2018, Messrs. Hester and Peterson and Ms. Haller were age 55 or older and eligible for retirement, but Mr. DeBonis was not. Accordingly, if any Southwest Officer had terminated employment on December 31, 2018 as a result of death, disability or retirement, the officer would have been entitled to receive a full incentive plan award because December 31, 2018 was the final day of the applicable performance period. The values for these payouts are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

■
RSUs. As of December 31, 2018, each Southwest Officer held unvested time-lapse RSUs. The respective award agreements generally require the officer to be employed by us on the applicable vesting dates to receive the awarded shares, but if employment terminates earlier as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive all of the unvested shares. Accordingly, if any Southwest Officer had terminated employment on December 31, 2018 as a result of death, disability or retirement, the value of the time-lapse RSUs, based on a stock price of $76.50 per share (the closing price of Common Stock on the last trading day of 2018), that the officer would have been entitled to is: for Mr. Hester, $1,987,347; for Mr. Peterson, $228,930; for Ms. Haller, $547,387; and for Mr. DeBonis, $475,130.

■
Performance Shares. As described above under “Grants of Plan-Based Awards During 2018,” we granted Performance Share awards to the Southwest Officers in February 2018 under which shares of Common Stock (plus accumulated cash dividends) will be issued to them based on Company performance from 2018 through 2020. The award agreements generally require the officer to be employed by us on the last day of the performance period to receive an award payout, but if employment terminates earlier as a result of death, disability, or retirement after reaching age 55, the officer will be entitled to a prorated award payout. In the case of disability or death, a pro rata portion of the target number of Performance Shares would be paid promptly. Following retirement, an officer would receive a payout at the end of the applicable performance period based on the Company's actual performance against the performance goals. If any Southwest Officer had terminated employment on December 31, 2018 as a result of death, disability or retirement, his or her target award for the performance period from 2018 through 2020 would have been reduced to one-third of the original target award reflecting employment for one year of the three-year performance period. The value of the prorated award payouts, based on a stock price of $76.50 per share (which was the closing price of Common Stock on the last trading day of 2018), for each Southwest Officer is: for Mr. Hester, $743,759; for Mr. Peterson, $24,608; for Ms. Haller, $173,426; and for Mr. DeBonis, $127,832. For purposes of the retirement scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividends.

Mr. Centrella's Retirement

Mr. Centrella retired from his position as Senior Vice President/Chief Financial Officer effective March 30, 2018. Due to his retirement, he received the following payments:

▪	an annual incentive award of $80,625, which reflects proration for his three months of service during 2018;

▪
after the required waiting period under Internal Revenue Code Section 409A, 4,966 unvested time-lapse RSUs with a value of $392,487 based on the closing price of Common Stock at the end of the waiting period ($79.03 on September 28, 2018); and

▪
7,785 Performance Shares with a value of $595,553 based on the closing price of Common Stock on the last trading day of 2018 ($76.50), assuming achievement of target performance and without any estimated amounts for accumulated dividends. Mr. Centrella's Performance Share payout will be prorated to account for his retirement before the end of the performance period.

Southwest Gas Holdings 2019 Notice and Proxy 58

Centuri. In the event of termination of Mr. Daily’s employment by reason of retirement, death, disability, termination for cause or without good reason, or termination without cause or for good reason, he would be provided with the benefits described below.

■
Payments Made Upon Retirement, Death or Disability. Centuri’s annual incentive and long-term incentive plans generally require the officer to be employed by Centuri on the date that the awards are paid to receive the cash awards, but if employment terminates earlier as a result of death or disability, or when the officer is retirement age, the officer will receive a prorated award. As of December 31, 2018, Mr. Daily was eligible for retirement under both Centuri incentive plans. If Mr. Daily had terminated employment on December 31, 2018 as a result of death, disability or retirement, he would have been entitled to receive a full annual incentive plan award because December 31, 2018 was the final day of the applicable performance period. The value for this payout is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. If Mr. Daily had terminated employment on December 31, 2018 as a result of death, disability or retirement, his target award under Centuri’s long-term incentive plan for the performance period from 2018 through 2020 would have been reduced to one-third of the original target award reflecting employment for one year of the three-year performance period, and he would have been eligible to receive a payout at the end of the applicable performance period based on Centuri’s actual performance. Assuming achievement of target performance for the performance period from 2018 through 2020, the value of the cash long-term incentive that Mr. Daily would be entitled to receive would be $157,484. In addition, in the event of termination for disability, Mr. Daily’s employment agreement provides for a severance benefit equal to one year of base salary. Under the assumption that termination occurred on December 31, 2018, Mr. Daily would have been entitled to a benefit of $675,000 pursuant to his employment agreement.

■
Payments Made Upon Termination for Cause or Without Good Reason. In the event of termination for cause by Centuri or voluntary resignation by Mr. Daily without good reason, his employment agreement and incentive plans provide for no severance benefits. The employment agreement defines “good reason” as (i) any requirement that Mr. Daily relocate, (ii) material failure by the employer to comply with the compensation provisions of the employment agreement or (iii) a significant reduction in duties, responsibilities or compensation.

■
Payments Made Upon Termination Without Cause or For Good Reason. In the event of a voluntary termination for good reason or termination by Centuri without cause, Mr. Daily’s employment agreement provides for a severance benefit equal to two years of base salary, the value of any unpaid annual incentive from the year prior to the termination and two years of welfare benefits, including the cost of medical, dental and life insurance coverage under the current Centuri plans. Under the assumption that termination occurred on December 31, 2018, Mr. Daily would have been entitled to a benefit of $1,394,718, including $1,350,000 in base salary and $44,178 in welfare benefits.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. John P. Hester, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2018, our last completed fiscal year:

▪	the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than our CEO) was $87,740; and

▪	the annual total compensation of our CEO was $4,096,485.
Based on this information, for 2018 the ratio of the annual total compensation of Mr. Hester, our Chief Executive Officer and President, to the median annual total compensation of all employees, as determined pursuant to Item 402(u) of Regulation S-K, was 47 to 1, which is a reasonable estimate calculated consistent with applicable rules.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

▪
Given the distribution of our employee population between the United States and Canada and both of our business segments, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of the employees, we selected elements of compensation that represent “base salary” (compensation paid at the normal hourly rate, excluding overtime, for hourly employees and base cash salary for salaried employees) as the most appropriate measure of compensation to reflect annual compensation of our employees. Such compensation elements represent the fixed portion of each employee’s compensation arrangements and are paid without regard to our financial or operational performance or individual employee workloads in a given year. This compensation measure was consistently applied to all of our

59 Southwest Gas Holdings 2019 Notice and Proxy

employees. Approximately 732 employees were omitted from the employee population because they became employees due to the acquisition of Linetec Services, LLC in November 2018.

▪
Relevant compensation values of our Canadian employees were converted into U.S. dollars based on the same methodology employed in the financial statements included in our Annual Report. We identified the median employee as of December 31, 2018. The median employee is different than in 2017 due to an increase in salary for that employee. All of our employees are located in either the United States or Canada and our CEO is based in the United States. Therefore, we did not make any cost-of-living adjustments in identifying the “median employee.”

▪
For our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $87,740. The difference between such employee’s base salary and the employee’s annual total compensation represents the value of such employee’s annual cash bonus, overtime pay, employer contributions to a 401(k) plan, and the value of the employer portion of such employee’s health care, disability and life insurance benefits (estimated for the employee and such employee’s eligible dependents at $6,551).

▪
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement plus $13,377 in value for the employer paid portion of our CEO’s health care, disability, and life insurance benefits.

▪
The difference between the pay ratio for 2017 and 2018 is due largely to a change in the discount rate used to calculate the present value of the change in pension value for our CEO. A relatively small change in the discount rate may significantly affect pension plan obligations and costs, and although the methodology utilized to determine the discount rate was consistent with prior years, the change in the discount rate itself had a large negative impact on the CEO's total compensation as calculated for the 2018 Summary Compensation Table. Because we do not maintain a defined benefit or other actuarial plan for employees of the business that employs the median employee, our median employee's annual total compensation was not affected by the change in discount rate.

Southwest Gas Holdings 2019 Notice and Proxy 60

DIRECTOR COMPENSATION

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(6)	Total($)
Robert L. Boughner	82,500	111,731	31,423	160	225,814
José A. Cárdenas	90,000	111,731	—	160	201,891
Thomas E. Chestnut	82,500	111,731	48,335	160	242,726
Stephen C. Comer	95,000	111,731	39,018	1,660	247,409
LeRoy C. Hanneman, Jr.	82,500	111,731	—	160	194,391
Anne L. Mariucci	82,500	111,731	33,157	160	227,548
Michael J. Melarkey	140,000	111,731	49,807	160	301,698
A. Randall Thoman	97,500	111,731	22,895	160	232,286
Thomas A. Thomas	82,500	111,731	24,218	160	218,609

(1)	On February 23, 2018 each director serving at that time received 1,615 restricted stock units. Because the last option awards were made in 2006, there is no need to maintain the “Options” column.

(2)
The restricted stock units are valued at the closing price of Common Stock on the date of grant. The grant date fair value of the restricted stock units granted in 2018 was based on the closing price of Common Stock of $69.17 on February 23, 2018. The amounts were determined in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are included in “Note 12 – Share-Based Compensation” of Exhibit 13.01 to our 2018 Annual Report on Form 10-K.

(3)	Stock and option awards outstanding at December 31, 2018, for each of the listed directors are as follows:

	Stock Awards	Options
Mr. Boughner	23,413	—
Mr. Cárdenas	16,688	—
Mr. Chestnut	23,143	—
Mr. Comer	23,143	—
Mr. Hanneman	21,353	—
Ms. Mariucci	23,143	—
Mr. Melarkey	24,804	—
Mr. Thoman	19,344	—
Mr. Thomas	23,413	—

(4)	The amounts in this column also reflect above-market interest on nonqualified deferred compensation balances for 2018.

(5)
The All Other Compensation column represents the cost of life insurance for directors ($160 for each of the directors) and the amount of charitable donations ($1,500) made on behalf of Mr. Comer by the Company.

Director Compensation Narrative

Based on a review conducted by the Compensation Committee’s independent consultant, Pay Governance, in 2017 of compensation paid to non-employee directors at the companies included in the peer group utilized in the Company’s executive compensation processes, the committee established director compensation as a balance of cash and equity compensation. The committee adopted a retainer-based model for director cash compensation (without regular individual meeting fees) and fixed the value of annual equity grants for directors based on a set dollar amount.
The annual cash retainer for non-employee directors is $82,500. Additional annual cash retainers for the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees are $15,000, $12,500 and $7,500, respectively. The annual cash retainer paid to our Chairman of the Board is $140,000. Individual cash meeting fees of

61 Southwest Gas Holdings 2019 Notice and Proxy

$1,650 are only payable when the number of meetings of the Board or a committee exceeds regularly scheduled meetings by three or more.
Cash compensation received by the outside directors may be deferred until retirement or termination of their status as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on January 1 for the five years prior to retirement or termination.
A fixed dollar value ($130,000 for 2019) will be granted annually in the form of equity compensation under the Company’s Omnibus Incentive Plan during the February Board meeting. The fixed dollar value is converted into awards representing a number of shares of Common Stock based on the closing share price for the last trading session of the most recently completed fiscal year. Under this program, each member of the Board was granted the equivalent of 1,699 shares of Common Stock on February 26, 2019.
Outside director equity compensation vests immediately upon grant, and the directors are provided the option to defer receipt of equity compensation until they leave the Board. Deferred stock units are credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on Common Stock. Such notional dividends are valued as of the date on which they are credited to the director and are reallocated into additional deferred stock units. When a director leaves the Board, any deferred stock units of such director will be converted into shares of Common Stock.
Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

62 Southwest Gas Holdings 2019 Notice and Proxy

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
(Proposal 4 on the Proxy Card)
General

The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement. The Board has determined to submit an annual advisory vote on our executive compensation programs to our shareholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Board asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Accordingly, the Board recommends that our shareholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and adopt the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.
The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of Independent Directors and carefully considers many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for the Company’s executives. As discussed in the Compensation Discussion and Analysis, the compensation package for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in the Executive Compensation section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase shareholder value.
The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing annual and long-term incentive awards that are designed to motivate the NEOs to focus on specific annual and long-term financial and operational performance goals and achieve superior performance while placing a significant amount of total compensation at risk, and (iii) paying total direct compensation (base salary and annual and long-term incentive awards) to be competitive with the relative market.
Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that shareholders express in their votes and to the extent there is any significant vote against the named executive officer compensation, we will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address shareholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2020 Annual Meeting of Shareholders.
We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the Compensation Discussion and Analysis and the accompanying compensation tables.

The Board recommends a vote FOR the proposal to approve the Company's executive compensation.

63 Southwest Gas Holdings 2019 Notice and Proxy

AUDIT COMMITTEE INFORMATION
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 5 on the Proxy Card)
General

The Audit Committee selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019, subject to ratification of the selection by the shareholders. PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the Audit Committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.
The Audit Committee is composed of Independent Directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and proposed fees for the coming year.
The affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the shareholders do not ratify our selection, the Audit Committee will consider and select another certified public accounting firm to be the Company’s independent registered public accounting firm for 2019.
During fiscal years 2017 and 2018, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2017	2018
Audit Fees(1)	$2,801,100	$2,857,000
Audit-Related Fees(2)	56,500	258,400
Tax Fees(3)	247,000	357,300
All Other Fees(4)	—	1,800
(1) The Audit Fees include fees related to the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q, subsidiary audits, consultation, and comfort letters and consents for various financings and SEC filings, and the assessment of the Company’s internal control over financial reporting.
(2) The Audit-Related Fees include fees related to benefit plan audits, regulatory audits, and regulatory compliance.
(3) The Tax Fees include fees related to corporate tax return reviews and corporate tax planning and advice. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.
(4) All Other Fees include fees related to permitted advisory services with regard to use of an automated disclosure checklist, which was not the subject of audit or audit-related services performed.
Under the Audit Committee’s charter, the Audit Committee must pre-approve all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Audit Committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the Audit Committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.
Requests for the independent registered public accounting firm to provide additional services are presented to the Audit Committee by the Company’s Chief Financial or Accounting Officer, on an as-needed basis. The Audit Committee delegated to the chairperson of the committee the authority to evaluate and approve engagements on the Audit Committee’s behalf in the event that a need arises for preapproval between Audit Committee meetings. Approval of additional services will be made consistent with the preapproval policy and will be reported to the Audit Committee at its next scheduled meeting.

64 Southwest Gas Holdings 2019 Notice and Proxy

Since the effective date of the preapproval process, the Audit Committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

The Board recommends a vote FOR auditor ratification

65 Southwest Gas Holdings 2019 Notice and Proxy

AUDIT COMMITTEE REPORT
The Audit Committee is composed of eight members of the Board. The Board determined that each member of the Audit Committee qualifies as independent under the independence standards of the NYSE and under the independence standards for audit committee members under the Exchange Act.
The Audit Committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining internal control over the Company’s financial reporting, and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The Audit Committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written committee charter adopted by the Board. The Audit Committee Charter is available on the Company’s website at www.swgasholdings.com. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.
In fulfilling our responsibilities for 2018, the Audit Committee:

▪	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018, with management and PricewaterhouseCoopers LLP;

▪
Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

▪
Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLC its independence.

Based on its review and the meetings, disclosures and discussions referred to above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
Audit Committee
A. Randall Thoman (Chair)
Robert L. Boughner
José A. Cárdenas
Stephen C. Comer
LeRoy C. Hanneman, Jr.
Jane Lewis-Raymond
Thomas A. Thomas
Leslie T. Thornton

Southwest Gas Holdings 2019 Notice and Proxy 66

APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
(Proposal 6 on the Proxy Card)
General

Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any such adjournment of the Annual Meeting may be made by approval of the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting in person or by proxy (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum).
We are soliciting proxies to grant discretionary authority to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the proposal to amend the Articles of Incorporation of the Company to increase the authorized shares of Common Stock from 60,000,000 to 120,000,000 shares (Proposal 2) or the proposal to approve the Company’s reincorporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal 3).
If our shareholders approve this proposal, we could adjourn or postpone the Annual Meeting to use the additional time to solicit additional proxies in favor of Proposals 2 or 3.

The Board recommends a vote FOR the proposal to approve adjournment to solicit additional proxies.

67 Southwest Gas Holdings 2019 Notice and Proxy

SUBMISSION OF SHAREHOLDER PROPOSALS
Our Bylaws establish an advance notice procedure for shareholders to make director nominations for consideration at the Company's annual meetings of shareholders. Director nominee proposals for the 2020 Annual Meeting must be received in writing by the Company on or before November 22, 2019. Any proposal to nominate a director to our Board of Directors must set forth the information required by the Company’s Bylaws. See “GOVERNANCE OF THE COMPANY - Selection of Directors” for a summary of these requirements.
Shareholders may submit other business proposals for consideration at the Company's annual meetings of shareholders. In order for a shareholder business proposal to be considered for inclusion in the Company’s proxy statement for the 2020 Annual Meeting, it must be in such form as is required by Rule 14a-8 of the Exchange Act and received by the Company on or before November 22, 2019.
A business proposal submitted by a shareholder pursuant to our Bylaws and outside of the process of Rule 14a-8 for the 2020 Annual Meeting must be received by us no later than November 22, 2019 and must set forth the information required by the Company’s Bylaws.
OTHER MATTERS TO COME BEFORE THE MEETING
If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. As of the date of this Proxy Statement, we know of no other matter which might be presented for shareholder action at the meeting.

By Order of the Board of Directors

Karen S. Haller Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary

Southwest Gas Holdings 2019 Notice and Proxy 68

APPENDIX A

AGREEMENT AND PLAN OF MERGER
OF SOUTHWEST GAS HOLDINGS, INC.
(a California corporation)
AND
SOUTHWEST GAS HOLDINGS, INC.
(a Delaware corporation)

This Agreement and Plan of Merger, dated as of [], 2019 (the “Agreement”), is made by and between Southwest Gas Holdings, Inc., a California corporation (“Southwest Gas California”), and Southwest Gas Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Southwest Gas California (“Southwest Gas Delaware”). Southwest Gas California and Southwest Gas Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

Whereas, Southwest Gas Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 127,000,000 shares, 120,000,000 of which are designated common stock, par value $1.00 per share, 5,000,000 of which are designated preferred stock, no par value per share and 2,000,000 of which are designated preference stock, par value $20.00 per share. As of the date of this Agreement, 100 shares of common stock were issued and outstanding, all of which were held by Southwest Gas California, and no shares of preferred stock or preference stock were issued and outstanding.

Whereas, Southwest Gas California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 127,000,000 shares, 120,000,000 of which are designated common stock, par value $1.00 per share, 5,000,000 of which are designated preferred stock, no par value per share and 2,000,000 of which are designated preference stock, par value $20.00 per share. As of the date of this Agreement, [] shares of common stock were issued and outstanding, and no shares of preferred stock or preference stock were issued and outstanding.

Whereas, the Board of Directors of Southwest Gas California has determined that, for the purpose of effecting the reincorporation of Southwest Gas California in the State of Delaware, it is advisable and in the best interests of Southwest Gas California and its shareholders that Southwest Gas California merge with and into Southwest Gas Delaware upon the terms and conditions herein provided.

Whereas, the respective Boards of Directors of Southwest Gas Delaware and Southwest Gas California have approved and declared the advisability of this Agreement, and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

Whereas, shareholders holding a majority of the outstanding common stock of Southwest Gas California approved this Agreement on [May 2], 2019.

Whereas, the Merger is intended to qualify as a transaction governed by Section 368(a) of the Internal Revenue Code of 1986, as amended.

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, Southwest Gas Delaware and Southwest Gas California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.            MERGER

1.1           Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law (“DGCL”) and the California General Corporation Law (“CGCL”), Southwest Gas California shall be merged with and into Southwest Gas Delaware (the “Merger”), the separate existence of Southwest Gas California shall cease and Southwest Gas Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Southwest Gas Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be “Southwest Gas Holdings, Inc.”

69 Southwest Gas Holdings 2019 Notice and Proxy

1.2           Filing and Effectiveness.  Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a)           This Agreement shall have been adopted by the sole stockholder of Southwest Gas Delaware and the principal terms of this Agreement shall have been approved by the shareholders of Southwest Gas California in accordance with the requirements of the DGCL and the CGCL, which adoption and approval by such sole stockholder of Southwest Gas Delaware and by the shareholders of Southwest Gas California has occurred as of [], 2019 and [May 2], 2019, respectively;

(b)           All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c)           A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with a Certificate of Ownership as provided in Section 1110 of the CGCL or the Certificate of Merger, shall have been filed with the Secretary of State of the State of California or, in the case of the applicable requirements of California law, as otherwise provided by the CGCL.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3           Effect of the Merger.  Upon the Effective Date of the Merger, the separate existence of Southwest Gas California shall cease and Southwest Gas Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Southwest Gas California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Southwest Gas California in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Southwest Gas Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Southwest Gas California in the same manner as if Southwest Gas Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL.

2.            CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1           Certificate of Incorporation.  The Certificate of Incorporation of Southwest Gas Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2           Bylaws.  The Bylaws of Southwest Gas Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3           Directors and Officers.  The directors and officers of Southwest Gas California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation, which such directors serving as directors until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.            MANNER OF CONVERSION OF STOCK

3.1           Southwest Gas California Common Stock.  Upon the Effective Date of the Merger, each share of Southwest Gas California common stock, par value $1.00 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

3.2           Southwest Gas California Options, Equity Incentive Plan Awards, Restricted Stock and Other Convertible Securities.

(a)            Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the Southwest Gas California 2006 Restricted Stock/Unit Plan (as amended from time to time, the “2006 Plan”), the

70 Southwest Gas Holdings 2019 Notice and Proxy

Southwest Gas California Management Incentive Plan (as amended from time to time, the “MIP”), the Southwest Gas California Omnibus Incentive Plan (together with the 2006 Plan and the MIP, the “Incentive Plans”) and all awards then outstanding thereunder. Each Incentive Plan and each such award shall have the same terms and conditions, including the same number of shares of stock reserved or covered thereunder, as applicable, except that (i) the stock reserved or covered thereunder (or, with respect to performance goals, related thereto) shall be the common stock of the Surviving Corporation, (ii) any performance goals thereunder related to Southwest Gas California shall relate to the Surviving Corporation, and (iii) the Surviving Corporation shall have the duties, responsibilities and authorities of Southwest Gas California thereunder.  Upon the Effective Date of the Merger, the Surviving Corporation shall become the successor to Southwest Gas California, and shall assume the duties, responsibilities and authorities, under each Change in Control Agreement to which Southwest Gas California is then a party.

(b)           A number of shares of the Surviving Corporation’s common stock shall be reserved for issuance under the Incentive Plans equal to the number of shares of Southwest Gas California common stock so reserved immediately prior to the Effective Date of the Merger.

3.3           Southwest Gas Delaware Common Stock.  Upon the Effective Date of the Merger, each share of common stock, par value $1.00 per share, of Southwest Gas Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Southwest Gas Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.4           Exchange of Certificates.  After the Effective Date of the Merger, each holder of a certificate representing shares of Southwest Gas California common stock outstanding immediately prior to the Effective Date of the Merger may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of Southwest Gas California common stock outstanding immediately prior to the Effective Date of the Merger shall be deemed for all purposes, from and after the Effective Date of the Merger, to represent the number of shares of the Surviving Corporation’s common stock into which such shares of Southwest Gas California common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Southwest Gas California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

4.            CONDITIONS

4.1           The obligations of Southwest Gas California under this Agreement shall be conditioned upon the occurrence of the following events:

(a)           Shareholder Approval.  The principal terms of this Agreement shall have been duly approved by the shareholders of Southwest Gas California, which approval was duly obtained on [May 2], 2019;

(b)           Consents, Approvals or Authorizations.  Any consents, approvals or authorizations that Southwest Gas California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c)           Stock Market Listing.  The Surviving Corporation’s common stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the New York Stock Exchange.

5.            GENERAL

71 Southwest Gas Holdings 2019 Notice and Proxy

5.1           Covenants of Southwest Gas Delaware.  Southwest Gas Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)           Qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b)           File the Certificate of Merger with the Secretary of State of the State of Delaware;

(c)           File this Agreement, together with the Certificate of Ownership, or the Certificate of Merger, with the Secretary of State of the State of California; and

(d)           Take such other actions as may be required by the CGCL.

5.2           Further Assurances. From time to time, as and when required by Southwest Gas Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Southwest Gas California such deeds and other instruments, and there shall be taken or caused to be taken by Southwest Gas Delaware and Southwest Gas California such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by Southwest Gas Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Southwest Gas California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Southwest Gas Delaware are fully authorized in the name and on behalf of Southwest Gas California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3           Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Southwest Gas California or of Southwest Gas Delaware, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of Southwest Gas California or the adoption of this Agreement by the sole shareholder of Southwest Gas Delaware, or by both.

5.4           Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Date of the Merger, provided that an amendment made subsequent to applicable shareholder or shareholder approval shall not, unless approved by such shareholders or shareholders as required by law:

(a)           Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b)           Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c)           Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5           Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CGCL.

5.6           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Southwest Gas Holdings, Inc., a California corporation, and Southwest Gas Holdings, Inc., a Delaware corporation, is

72 Southwest Gas Holdings 2019 Notice and Proxy

hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.
a California corporation

By:
Name:    Karen S. Haller

Title:	Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary

SOUTHWEST GAS HOLDINGS, INC.
a Delaware corporation

By:
Name:    Karen S. Haller

Title:	Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary

73 Southwest Gas Holdings 2019 Notice and Proxy

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
SOUTHWEST GAS HOLDINGS, INC.
a Delaware corporation

ARTICLE 1
The name of the Corporation is Southwest Gas Holdings, Inc. (the “Corporation”).
ARTICLE 2
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE 3
The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”).
ARTICLE 4
A.The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred and twenty seven million (127,000,000) shares.
B.The Corporation is authorized to issue three classes of shares of stock, to be designated respectively, as “Preferred Stock;” “Preference Stock;” and “Common Stock.”  The number of shares of Preferred Stock shall be five million (5,000,000) and shall have no par value for each share; the number of shares of Preference Stock shall be two million (2,000,000) and shall have a par value of each share of said class of $20.00 per share; the number of shares of Common Stock shall be one hundred and twenty million (120,000,000) and shall have a par value of each share of said class of $1.00 per share.
C.Except as otherwise provided by law, shares of Preferred Stock, in preference to the holders of the Preference Stock and the Common Stock, may be issued from time to time, in one or more series. Subject to the limitations and restrictions set forth in this Article 4, the Board of Directors of the Corporation (the “Board of Directors”) or a committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix or alter the designations, rights, preferences, privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

74 Southwest Gas Holdings 2019 Notice and Proxy

D.Except as otherwise provided by law, any of the shares of Preference Stock, in preference to the holders of the Common Stock, may be issued from time to time, in one or more series. Subject to the limitations and restrictions set forth in this Article 4, the Board of Directors or a committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix or alter the designations, rights, preferences, privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, the exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preference Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
E.There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock or Preference Stock, as applicable, as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock or Preference Stock, as applicable, may, except as hereinafter in this Article 4 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock or Preference Stock, as applicable, shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.
F.Except as otherwise required by law, and subject to the voting rights and other rights, preferences and privileges above provided in this Article 4 with respect to the Preferred Stock and/or the Preference Stock or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock and/or Preference Stock, as applicable, shares of Common Stock and/or the holders thereof shall have full voting rights and powers for the election of directors and for all other purposes, voting together as a single class, and each holder of the Common Stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation. Each holder of the Common Stock shall be entitled to receive dividends as and when they are declared by the Board of Directors. Upon liquidation, distribution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Common Stock shall be distributed ratably among the holders of all shares of the Common Stock at the time outstanding. The Common Stock shall have no conversion, subscription or preemptive rights, nor shall it be subject to redemption, call or assessment.

ARTICLE 5
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation.
ARTICLE 6
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE 7

A.
Supermajority of Shares Required to Approve Certain Transactions. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the affirmative vote of the holders of not fewer than eighty-five percent (85%) of the outstanding shares of “Voting Stock” (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any “Dominant Stockholder” (as hereinafter defined); provided, however, that the eighty-five percent (85%) voting requirement shall not be applicable if any of the following shall occur:

(i)
The Board of Directors, by the affirmative vote of not fewer than sixty-five percent (65%) of the members thereof, expressly approves in advance the acquisition of the outstanding shares of Voting Stock that caused such Dominant Stockholder to become a Dominant Stockholder; or

(ii)
The Board of Directors, by the affirmative vote of not fewer than sixty-five percent (65%) of the members thereof, expressly approves such Business Combination in advance of such Dominant Stockholder becoming a Dominant Stockholder; or

(iii)
The Board of Directors, by the affirmative vote of not fewer than eighty-five percent (85%) of the members thereof, approves such Business Combination subsequent to such Dominant Stockholder becoming a Dominant Stockholder; or

75 Southwest Gas Holdings 2019 Notice and Proxy

(iv)
The Board of Directors, by the affirmative vote of not fewer than eighty-five percent (85%) of the members thereof, shall determine that the cash or fair market value of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation (which shall include, without limitation, all Voting Stock of the Corporation retained by them) in the Business Combination is not less than the “Highest Per Share Price” or the “Highest Equivalent Per Share Price” (as these terms are hereinafter defined) paid by the Dominant Stockholder in acquiring any of its holdings of the Corporation’s Voting Stock.

B.Definitions. For the purposes of this Article 7;

(i)
Business Combination. The term “Business Combination” shall include, without limitation, (a) any merger or consolidation of the Corporation with or into any Dominant Stockholder or any entity controlled by or under common control with a Dominant Stockholder, (b) any merger or consolidation of a Dominant Stockholder with or into the Corporation or any entity controlled by or under common control with the Corporation, (c) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Corporation to a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (d) any purchase, lease, exchange, transfer or other acquisition by the Corporation of all or substantially all of the property and assets of a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (e) any recapitalization of the Corporation that would have the effect of increasing the voting power of a Dominant Stockholder, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii)
Dominant Stockholder. The term “Dominant Stockholder” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates,” “Beneficially Owns” (as these terms are hereinafter defined) in the aggregate 10 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

A Dominant Stockholder shall be deemed to have acquired a share of Voting Stock of the Corporation at the time when such Dominant Stockholder became the Beneficial Owner thereof. Without limitation, any share of Voting Stock of the Corporation that any Dominant Stockholder has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Dominant Stockholder and to be outstanding for purposes of this subparagraph (ii).

(iii)
Affiliate. An “affiliate” of, or a person “affiliated” with, a specified person such as a Dominant Stockholder, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(iv)
Associate. The term “associate,” used to indicate a relationship with any person such as a Dominant Stockholder, means (a) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries.

(v)
Beneficially Owns or Beneficial Owner. A “beneficial owner” of, or one who “beneficially owns,” a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (a) has the right to acquire such security through the exercise of any option, warrant or right or through the conversion of another security into such security, or (b) has or shares voting power which includes the power to vote, or to direct the voting of, such security, and/or (c) has or shares investment power which includes the power to dispose of, or to direct the disposition of, such security.

(vi)
Voting Stock. The term “Voting Stock” shall mean all of the outstanding shares of Common Stock (together, solely for the purpose of identifying a Dominant Stockholder, with certain authorized but unissued shares that a Dominant Stockholder is deemed to Beneficially Own), and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

(vii)	Highest Per Share Price and Highest Equivalent Per Share Price. The terms “Highest Per Share Price” and “Highest Equivalent Per Share Price” as used in this Article 7 shall mean the following:

76 Southwest Gas Holdings 2019 Notice and Proxy

The Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any share of Voting Stock. If there are any securities of the Corporation outstanding (“related securities” herein) that entitle the holder thereof to purchase, or that are convertible into, Voting Stock, the Highest Equivalent Per Share Price shall mean, with respect to each type, class and/or series of related securities, the amount in each case determined by the affirmative vote of not fewer than eighty-five percent (85%) of the members of the Board of Directors, on whatever basis they believe in good faith to be appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any such related securities. In determining the Highest Per Share Price and Highest Equivalent Per Share Price, all purchases of Voting Stock and related securities of the Corporation by the Dominant Stockholder shall be taken into account regardless of whether they occurred before or after the Dominant Stockholder became a Dominant Stockholder. With respect to shares of Voting Stock owned by Affiliates, Associates or other persons whose ownership is attributed to a Dominant Stockholder, if the price paid by such Dominant Stockholder for such shares is not determined by the affirmative vote of not fewer than eighty-five percent (85%) of the members of the Board of Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Dominant Stockholder became the Beneficial Owner thereof. The Highest Per Share Price and the Highest Equivalent Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees or other value paid by the Dominant Stockholder with respect to all Voting Stock and related securities acquired by the Dominant Stockholder.
C.Supermajority of Shares Required to Amend or Repeal This Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the provisions set forth in this Article 7 may not be amended, altered, changed or repealed in any respect unless approved by the affirmative vote of the holders of not fewer than sixty-five percent (65%) of the outstanding shares of Voting Stock at a meeting of the shareholders duly called and unless the consideration of any such amendment, alteration, change or repeal shall have been included as an agenda item in the notice of such meeting; provided, however, that if there is a Dominant Stockholder on the record date for determining the holders of Voting Stock entitled to vote at such meeting, any such amendment, alteration, change or repeal must be approved by the affirmative vote of the holders of not fewer than eighty-five percent (85%) of the outstanding shares of Voting Stock.
ARTICLE 8
The Corporation shall not be subject to the provisions of Section 203 of Delaware General Corporation Law.
ARTICLE 9
The directors of the Corporation need not be stockholders.
ARTICLE 10
To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 10 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal. This Article 10 does not affect the availability of equitable remedies for breach of fiduciary duties.
ARTICLE 11
No stockholder shall be entitled to cumulative voting rights as to any election of directors.
ARTICLE 12
Except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.
ARTICLE 13

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Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
ARTICLE 14
Subject to the requirements of Article 7.C., the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE 15
Except for (i) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (ii) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Corporation, and any direct action brought by a stockholder against the Corporation or any of its directors or officers, alleging a violation of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or Bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board of Directors.
Remainder of Page Left Blank

ARTICLE 16
The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Karen S. Haller	5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this _____ day of __________, 2019.

____________________________

78 Southwest Gas Holdings 2019 Notice and Proxy

Karen S. Haller
Sole Incorporator

79 Southwest Gas Holdings 2019 Notice and Proxy

APPENDIX C

BYLAWS OF
SOUTHWEST GAS HOLDINGS, INC.

ARTICLE I
OFFICES

Section 1.1    Registered Office.
The registered office of Southwest Gas Holdings, Inc., a Delaware corporation (the “Corporation”) in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation.
Section 1.2    Other Offices.
The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 1.3    Terminology.
All personal pronouns used herein are employed in a generic sense and are intended and deemed to be neutral in gender.
ARTICLE II
MEETING OF STOCKHOLDERS
Section 2.1    Place of Meetings.
(a)Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as the officers of the Corporation may deem convenient and appropriate; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.1(b).
(b)If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(1)Participate in a meeting of stockholders; and
(2)Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder of the Corporation, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
(c)For purposes of these Bylaws, “remote communication” shall include (1) telephone, internet, webcast or any other voice or video communications and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.11(b).

Section 2.2    Regular Meetings.
The regular annual meetings of the stockholders of the Corporation, for the purpose of electing a Board of Directors and transacting such other business as properly and lawfully may come before the meeting, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.
Section 2.3    Special Meetings.
Except in those instances where a particular manner of calling a meeting of the stockholders is prescribed by law or elsewhere in these Bylaws, a special meeting of the stockholders of the Corporation may be called at any time, for any purpose or purposes, by the Chief Executive Officer of the Corporation or other officers acting for the Chief Executive Officer, or by the Board of Directors, or by the holders of not less than one-third (1/3) of the voting shares then issued and outstanding. Each call for a special meeting of the stockholders shall state the time, place, and the purpose of such meeting; if made by the Board of Directors, it shall be by resolution duly adopted by a majority vote and entered in the minutes; if made by an authorized officer or by the stockholders, it shall be in writing and signed by the person or persons making the same, and unless the office of Secretary be vacant, delivered to the Secretary. No business shall be transacted at a special meeting

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other than as is stated in the call and the notice based thereon.
Section 2.4    Notice of Regular and Special Meetings of the Stockholders.
(a)    Except as otherwise provided by law or the Certificate of Incorporation, written notice of each regular and special meeting of the stockholders of the Corporation, specifying the date and hour, place (if any), and purpose or purposes of such meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, addressed to such stockholder at such stockholder’s address as it appears upon the books of the Corporation.
(b)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or a different date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.
(c)    Without limiting the manner by which notice otherwise may be given effectively to stockholders (including, without limitation, electronic notices permitted by Sections 204(g) and 242(b)(1) of the Delaware General Corporation Law) any notice to stockholders given by the Corporation under any provision of Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given pursuant to this subparagraph (c) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5    Quorum and Voting.
(a)    At any meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at any meeting shall constitute a quorum for the transaction of business. Shares of stock, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. Any regular or special meeting of the stockholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the chairman of the meeting or by the vote of the holders of a majority of the shares entitled to vote at said meeting, but no other business shall be transacted at such adjourned meeting. Such adjournment and the reasons therefor shall be recorded in the minutes of the proceedings. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(b)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast, except to the extent permitted by applicable law or the principal securities exchange on which the Corporation’s securities are listed.

Section 2.6    Waiver of Notice.
When all the stockholders of the Corporation are present, in person or by proxy, at any meeting, or when the stockholders not present, in person or by proxy, thereat give their written consent, either before or after such meeting, to the holding thereof at the time and place the meeting is held, and such written consent is made a part of the records of such meeting, the

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proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called or the place where it is held.
Section 2.7    Voting Rights.
(a)    Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.
(b)    Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or such person’s duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of such person’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.
(c)    Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to Section 2.7(b), the following shall constitute a valid means by which a stockholder may grant such authority:
(1)A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature or by other means of electronic transmission.
(2)A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp, facsimile signature, other means of electronic transmission, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(d)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.7(c) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.8    Voting Procedures and Inspectors of Elections.
(a)    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
(b)    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery shall determine otherwise upon application by a stockholder.
(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or

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212(c) of the Delaware General Corporation Law, or any information provided pursuant to Sections 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 2.8(b)(v) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.9    List of Stockholders.
The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, (or, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote on the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.10    Proper Business for Stockholder Meetings
(a)    At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for herein, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth herein.
(b)    In addition to any other applicable requirements for business to be properly brought before a meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under Rule 14a-8 under the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely as to an annual meeting of stockholders (or in the case of a stockholder seeking to have a proposal included in the Corporation’s proxy statement or information statement), a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred and twenty (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed, or made available, as applicable, its proxy materials (or, in the absence of proxy materials, its notice of meetings) for the previous year’s annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. To be timely as to a special meeting of stockholders, a stockholder notice must be received not later than the call of the meeting as provided for in this Article II. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Other than with respect to stockholder proposals relating to director nomination(s), which requirements are set forth in Section 2.10 below and Section 3.3, a stockholder’s notice to the Secretary (whether for an annual meeting or a special meeting) shall set forth as to each matter the stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; (4) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such proposal, (5) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate

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loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person, or family member with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (6) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (i) whether and the extent to which such stockholder, Stockholder Associated Person, or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (ii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Stockholder Associated Person, or family member that are separated or separable from the underlying shares of the Corporation, (iii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person, or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (iv) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person, or family member is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). With respect to stockholder proposals relating to director nominations pursuant to Section 3.3, in addition to the information above, the stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For purposes of this Section 2.10, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 2.1 and this Section 2.10, provided, however, that nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any business properly brought before a meeting in accordance with said procedure. Further, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
The Chairman of the Board of Directors or the individual designated as chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 2.1 and this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
Nothing in this Section 2.10 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act.
Section 2.11    Action Without Meeting.
(a)    Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section

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2.11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(b)    An electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.
(c)    Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III
BOARD OF DIRECTORS
Section 3.1    Number - Quorum.
(a)    The business of the Corporation shall be managed by a Board of Directors, whose number shall be not fewer than nine (9) nor greater than thirteen (13), as the Board of Directors by resolution or the stockholders by amendment of these Bylaws may establish; provided, however, that a reduction in the authorized number of directors shall not remove any director prior to the expiration of such director’s term of office.
(b)    A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.2, but not less than one; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At a meeting at which a quorum is present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws, every decision or act of a majority of the directors present made or done when duly assembled shall be valid as the act of the Board of Directors, provided that a minority of the directors, in the absence of a quorum, may adjourn from day to day but may transact no business.
(c)    With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.6, the directors shall be elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present.

Section 3.2    Exact Number of Directors.
The exact number of Directors of the Corporation shall be fixed from time to time, within the limits specified in this Article III, by resolution of the Board of Directors or otherwise pursuant to the provisions of Section 3.1.
Section 3.3    Director Nominating Procedure.
(a)    In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.3, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.3. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at a meeting of stockholders. A stockholder who complies with the notice procedures set forth in this Section 3.3 is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the Corporation’s proxy statement in the absence of an applicable rule of the U.S. Securities and Exchange Commission requiring the Corporation to include a director nomination made by a stockholder in the Corporation’s proxy statement or information statement.

Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely as to an annual meeting, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than one hundred and twenty (120) calendar days prior to the first anniversary of the date on which

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the Corporation first mailed, or made available, as applicable, its proxy materials (or, in the absence of proxy materials, its notice of meetings) for the previous year’s annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. To be timely as to a special meeting of stockholders at which directors are to be elected, a stockholder notice must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of such date was made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, the information required by Section 2.10(b); (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility and/or qualifications of such proposed nominee to serve as a director of the Corporation. The stockholder giving such notice shall indemnify the Corporation in respect of any loss arising as a result of any false or misleading information or statement submitted by the nominating stockholder in connection with the nomination, as provided by Section 112(5) of the Delaware General Corporation Law. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.
(b)    Except for the filling of vacancies, as provided for in the Certificate of Incorporation and Section 3.6, no person shall be qualified to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the Board of Directors or the individual designated as chairman of the meeting shall, if the facts warrant, determine, and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, that the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Section 3.4    Qualification of Directors
The majority of directors of the Board of Directors shall not be officers or employees of the Corporation or any of its subsidiaries and shall not have held such positions at any time during the three years prior to election or selection to the Board of Directors. Whether an individual, who is an officer or employee of the Corporation or any of its subsidiaries, satisfies this qualification requirement will be determined at the time of his or her election or selection.
Section 3.5    Election and Term of Office.
The directors shall be elected at each annual meeting of stockholders, but if, for any cause, any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected as soon as convenient at any special meeting of stockholders held for that purpose in the manner provided in these Bylaws. All directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director.
Section 3.6    Vacancies; Resignations and Removals.
(a)    As provided in the Certificate of Incorporation, except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, vacancies on the Board of Directors from newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders. Each director so elected shall hold office until the unexpired portion of the term of the director whose place shall be vacant and until such director’s successor shall have been duly elected and qualified following the election at the next annual meeting of the stockholders or at any special meeting of stockholders duly called for that purpose prior to such annual meeting.
(b)    Any director may resign at any time by delivering a written resignation to the Secretary or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more of the directors shall resign from the Board of Directors, effective at a future date, a majority

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of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so appointed shall hold office during the unexpired portion of the term of office of the resigning director or directors whose place shall be vacated and until their successors shall have been duly elected and qualified.

Section 3.7    Annual and Regular Meetings.
(a)    The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.
(b)    Regular meetings of the Board of Directors may be held at such time and at such place as the Board of Directors may from time to time fix by resolution.

Section 3.8    Special Meetings.
A special meeting of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chief Executive Officer or other officer acting for the Chief Executive Officer, or by the Chairman of the Board of Directors or, if there is no Chairman of the Board of Directors, by three directors. Any and all business may be transacted at a special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the Secretary, and shall state the time and place of such meeting.
Section 3.9    Notice of Regular and Special Meetings of the Directors.
No notice shall be required to be given of any regular meeting of the Board of Directors, but each director shall take notice thereof. Notice of each special meeting of the Board of Directors shall be given to each of the directors by: (i) mailing to each of them a copy of such notice at least five days; or (ii) delivering personally or by telephone, including voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means such notice at least 48 hours, prior to the time affixed for such meeting to the address of such director as shown on the books of the Corporation. If such director’s address does not appear on the books of the Corporation, then such notice shall be addressed to such director at the principal office of the Corporation.
Section 3.10    Waiver of Notice.
When all the directors of the Corporation are present at any meeting of the Board of Directors, however called or noticed, and sign a written consent thereto on the record of such meeting, or if the majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver shall be filed with the Secretary of the Corporation, the transactions of such meeting are as valid as if had at a meeting regularly called and noticed.

Section 3.11    Action by Unanimous Consent of Directors.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions shall be filed with the corporate records or made a part of the minutes of the meeting of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.12    Telephonic Participation in Meetings.
Any member of the Board of Directors, or of any committee thereof, may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.
Section 3.13    Committees.
The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

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ARTICLE IV
POWERS OF DIRECTORS
Section 4.1    The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors. The directors shall have power to, among other things:
(a)    Call special meetings of the stockholders when they deem it necessary, and they shall call a meeting at any time upon the written request of stockholders holding one-third of all the voting shares;
(b)    Appoint and remove at pleasure all officers and agents of the Corporation, prescribe their duties, fix their compensation, and require from them as necessary security for faithful service;
(c)    Create and appoint committees, offices, officers, and agents of the Corporation, and to prescribe and from time to time change their duties and compensation, but no committee shall be created and no member appointed thereto except upon approval of a majority of the whole Board of Directors; and
(d)    Conduct, manage, and control the affairs and business of the Corporation and to make rules and regulations not inconsistent with the laws of the State of Delaware, or the Bylaws of the Corporation, for the guidance of the officers and management of the affairs of the Corporation.

ARTICLE V
DUTIES OF DIRECTORS
Section 5.1    It shall be the duty of the directors to:
(a)    Cause to be kept a complete record of all their minutes and acts, and of the proceedings of the stockholders, and present a full statement at the regular annual meeting of the stockholders, showing in detail the assets and liabilities of the Corporation, and generally the condition of its affairs. A similar statement shall be presented at any other meeting of the stockholders when theretofore required by persons holding at least one-half of the voting shares of the Corporation;
(b)    Declare dividends as appropriate and at their discretion;
(c)    Oversee the actions of all officers and agents of the Corporation, see that their duties are properly performed; and
(d)    Cause to be issued to the stockholders, in proportion to their several interests, certificates of stock.

ARTICLE VI
OFFICERS
Section 6.1    The officers of the Corporation shall include a Chairman of the Board of Directors, a Chief Executive Officer, who may be designated Chairman of the Board of Directors, a President, a Secretary, a Treasurer, a Controller, and may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as the Board of Directors or the Chief Executive Officer shall deem necessary.

All such officers shall be elected by, and hold office at the pleasure of, the Board of Directors, provided that the Chief Executive Officer shall have authority to dismiss any other officer. Any director shall be eligible to be the Chairman of the Board of Directors and any two or more of such offices may be held by the same person, except that the Chief Executive Officer or President may not also hold the office of Secretary. Any officer may exercise any of the powers of any other officer in the manner specified in these Bylaws, as specified from time to time by the Board of Directors, and/or as specified from time to time by the Chief Executive Officer or senior officer acting in his or her absence or incapacity, and any such acting officer shall perform such duties as may be assigned to him or her.
ARTICLE VII
FEES AND COMPENSATION
Section 7.1    Directors and members of committees, if any, shall be reimbursed for their expenses, and shall be compensated for their services as directors or committee members, as applicable, in such amounts as the Board of Directors may fix or determine by resolution. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

ARTICLE VIII
INDEMNIFICATION
Section 8.1    Right to Indemnification.
Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, formal or informal, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (all such individuals being collectively referred to as an “Agent”), shall, subject to the terms of any agreement between the Corporation and such

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person, be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto), against all charges, costs, expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article VIII) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”) and the such indemnification shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, however, that the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
Section 8.2    Authority to Advance Expenses.
Expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.
Section 8.3    Right of Claimant to Bring Suit.
If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
Section 8.4    Successful Defense.
Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 8.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
Section 8.5    Non-Exclusivity of Rights.
The rights conferred on any person by this Article VIII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.
Section 8.6    Insurance.
The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Agent or another Corporation, partnership, joint venture, trust or other enterprise against any Expense, whether or not the Corporation would have the power to indemnify such person or entity against such Expense under applicable law or the provisions of this Article VIII.
Section 8.7    Expenses as a Witness.
To the extent that any Agent of the Corporation is by reason of such position, or a position with another entity at the request

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of the Corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.
Section 8.8    Indemnity Agreements.
The Corporation may enter into agreements with any Agent of the Corporation providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the Corporation’s Certificate of Incorporation.
Section 8.9    Enforcement of Rights.
Without the necessity of entering into an express contract, all rights provided under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such Agent. Any rights granted by this Article VIII to an Agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.
Section 8.10    Effect of Amendment.
Any amendment, repeal, or modification of this Article VIII that adversely affects any rights provided in this Article VIII to an Agent shall only be effective upon the prior written consent of such Agent.
Section 8.11    Subrogation.
In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
Section 8.12    No Duplication of Payments.
The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
Section 8.13    Saving Clause.
If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent to the fullest extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.
ARTICLE IX
CHAIRMAN OF THE BOARD
Section 9.1    If there shall be a Chairman of the Board of Directors, such Chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors, and perform such other duties as the Bylaws or the Board of Directors shall designate from time to time.

ARTICLE X
CHIEF EXECUTIVE OFFICER; OTHER EXECUTIVE OFFICERS
Section 10.1    The Board of Directors shall, at their first regular meeting, elect such officers as are required by Article VI and such additional officers authorized by Article VI as the Board of Directors, in its discretion, may choose to elect. If at any time the Chief Executive Officer shall be unable to act, the President (if there shall be one who is not also the Chief Executive Officer) shall act in the Chief Executive Officer’s place and perform the Chief Executive Officer’s duties; if the President or next most senior officer is unable to perform such duties, then the Vice Presidents, in such sequence as the Board of Directors may specify, shall act. If all the foregoing shall be unable to act, the senior officer among them shall appoint some other person in whom shall be vested, for the time being, all the duties and functions of Chief Executive Officer, to act until the Board of Directors can be convened and elect appropriate officers. The Chief Executive Officer (or person acting as such) shall:
(a)    Preside (if there shall be no Chairman of the Board of Directors or in such Chairman’s absence) over all meetings of the stockholders and directors;
(b)    Sign on behalf of the Corporation contracts and other instruments in writing within the scope of his or her authority or if, when, and as directed to do so by the Board of Directors, but nothing herein shall limit the power of the Board of Directors to authorize such contracts and other instruments in writing to be signed by any other officer or person or limit the power of the Chief Executive Officer to delegate his or her authority in any such matter to another officer or other officers of the Corporation. The Chief Executive Officer or any other officer specified by the Board of Directors may sign certificates of stock as provided in Article XIII;
(c)    Delegate duties and responsibilities to any other officers and/or employees of the Corporation in any manner not prohibited by these Bylaws or by the Board of Directors, and change such duties and responsibilities so delegated from time to time at will;

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(d)    Call the directors together when he or she deems it necessary, and have, subject to the advice of the directors, direction of the affairs of the Corporation; and
(e)Generally discharge such other duties as may be required of the Chief Executive Officer by the Bylaws of the Corporation.

ARTICLE XI
SECRETARY
Section 11.1    The Board of Directors shall elect a Secretary.
(a)    It shall be the duty of the Secretary to attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and to keep a record of proceedings of the Board of Directors and of the stockholders, and to keep the corporate seal of the Corporation. The Secretary shall be responsible for maintaining proper records showing the number of shares of stock of all classes and series issued and transferred by any stockholder, and the dates of such issuance and transfer;
(b)    Whenever it is provided in these Bylaws that notice shall be given either of regular or special meetings of the stockholders, regular or special meetings of the directors, or otherwise, such notice shall be given by the Secretary or by the Chief Executive Officer or by any person designated by either of them, or by any authorized person who shall have signed the call for such meeting. Any notice which the Secretary may give or serve, or act required to be done by the Secretary, may with like effect be given or served or done by or under the direction of an Assistant Secretary;
(c)    The Secretary shall discharge such other duties as pertain to his or her office or which may be prescribed by the Board of Directors from time to time.
(d)    The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE XII
TREASURER
Section 12.1
(a)    The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President.
(b)    The Treasurer shall, subject to the order of the Board of Directors, receive and keep all funds and securities of the Corporation and pay any funds of the Corporation out only on checks or otherwise, as directed by the Board of Directors; provided, however, that the Board of Directors may provide for a depository of the funds of the Corporation, and may by resolution prescribe the manner in which said funds shall be drawn from said depository.
(c)    The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(d)    The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE XIII
SHARES OF STOCK
Section 13.1    Form and Execution of Certificates.
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by any two duly empowered officers designated from time to time by the Board of Directors, or, in the absence of such designation, by the Chairman of the Board of Directors (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations,

91 Southwest Gas Holdings 2019 Notice and Proxy

preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 13.2    Lost Certificates.
The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
Section 13.3    Transfers.
Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.
Section 13.4    Fixing Record Dates.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.11(b) and, unless the Board of Directors otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 13.5    Registered Stockholders.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

92 Southwest Gas Holdings 2019 Notice and Proxy

ARTICLE XIV
OTHER SECURITIES OF THE CORPORATION
Section 14.1    The Board of Directors shall have power to incur indebtedness, and the terms and amount thereof shall be entered in the minutes. The Board of Directors shall have the power to secure said indebtedness, or any obligation or obligations of the Corporation, by pledge, mortgage, deed of trust, or other security given upon any property owned by it or in which it has any interest.

ARTICLE XV
NOTICES
Section 15.1    Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given either (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(d), and has been consented to by the stockholder to whom the notice is given. Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the principal executive office of the Corporation. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, as applicable, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to such stockholder in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XVI
REGISTRAR AND/OR TRANSFER AGENT
Section 16.1    The Board of Directors may designate and appoint one or more registrars and/or transfer agents for the registration of the stock of the Corporation, and make such rules and regulations for the registrations of stock at the office of such registrars and/or transfer agents as may to the Board of Directors seem desirable. The Corporation may act as its own transfer agent, at the direction of the Board of Directors. The Board of Directors may, in its discretion, fix a transfer fee for transfer of stock certificates.

ARTICLE XVII
MISCELLANEOUS
Section 17.1    Meetings. Notice. When Conclusive.
An entry made in the minutes of the directors or stockholders, pursuant to resolution or recital, to the effect that the notice of such meeting required by these Bylaws to be given has been given, shall be conclusive upon the Corporation, its directors, stockholders, and all other persons that such notice has been duly given in proper form and substance to the proper persons and for the requisite length of time.

93 Southwest Gas Holdings 2019 Notice and Proxy

ARATICLE XVIII
SEAL
Section 18.1    The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its Incorporation. The Board of Directors shall provide a suitable seal containing the name of the Corporation, the year of its creation, and other appropriate words, and may alter the same at pleasure. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XIX
AMENDMENTS TO BYLAWS
Section 19.1    Power of Stockholders.
Except as otherwise provided in Section 8.9, these Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation.
Section 19.2    Power of Directors
Except as otherwise provided in Section 8.9, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws.
CERTIFICATE OF SECRETARY
The undersigned, Secretary of Southwest Gas Holdings, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.
WITNESS the signature of the undersigned this _____ day of ____________________, 2019.

Karen S. Haller
Executive Vice President / Chief Legal and Administrative Officer and Corporate Secretary

94 Southwest Gas Holdings 2019 Notice and Proxy

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Proposals 1 through 6.

1.	Election of directors:			☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
	01 Robert L. Boughner	05 John P. Hester	09 A. Randall Thoman
	02 José A. Cárdenas	06 Jane Lewis-Raymond	10 Thomas A. Thomas
	03 Thomas E. Chestnut	07 Anne L. Mariucci	11 Leslie T. Thornton
	04 Stephen C. Comer	08 Michael J. Melarkey
ò     Please fold here – Do not separate     ò

To withhold authority to vote for a particular nominee, mark the Vote FOR all nominees (except as marked) box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

2. To APPROVE an increase in the authorized shares of Company Common Stock from 60,000,000 to 120,000,000 shares.	☐ For	☐ Against	☐ Abstain
3. To APPROVE the Company’s reincorporation from California to Delaware.	☐ For	☐ Against	☐ Abstain
4.To APPROVE, on an advisory basis, the Company’s executive compensation.	☐ For	☐ Against	☐ Abstain
5.To RATIFY the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2019.	☐ For	☐ Against	☐ Abstain
6. To APPROVE the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3.
	☐ For	☐ Against	☐ Abstain
THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

95 Southwest Gas Holdings 2019 Notice and Proxy

SOUTHWEST GAS HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 2, 2019
at 3:00 P.M. PDT
CILI RESTAURANT AT BALI HAI GOLF CLUB
5160 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Please refer to the back of this Proxy Card for Voting Instructions
“Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at:
www.investorelections.com/swx”

PROXY
This proxy will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the listed Nominees (Proposal 1), FOR Approval of an increase in authorized shares of Company common stock (Proposal 2), FOR Approval of the Company’s reincorporation into Delaware (Proposal 3), FOR Approval, on an advisory basis, of Executive Compensation (Proposal 4), FOR Auditor Selection Ratification (Proposal 5), and FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 6).

The undersigned hereby revokes all previously granted proxies and appoints Michael J. Melarkey and José A. Cárdenas as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, by internet or by mail, all the shares of Common Stock of the undersigned at the 2019 Annual Meeting of Shareholders of Southwest Gas Holdings, Inc., and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment thereof.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*	I
INTERNET	PHONE	MAIL	VOTE IN PERSON
www.proxypush.com/swx	1-866-883-3382

Use the internet to vote your proxy until 11:59 p.m. (CT) on May 1, 2019.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 1, 2019.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.	Directions to attend the Annual Meeting and vote in person are included on the map on page M-1 of the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement.
If you vote your proxy by internet or by telephone, you do NOT need to return your Proxy Card by mail.

96 Southwest Gas Holdings 2019 Notice and Proxy